Exhibit 10.45

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TRATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

INDUSTRIAL BUILDING LEASE – WHOLE BUILDING

(Single Tenant, Maintains and Repairs)

DREAM INDUSTRIAL TWOFER (GP) INC.

Landlord

- and -

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Tenant

Premises Address: Units A, B, E and F-H, 7504-30th Street SE, Calgary, Alberta

Rentable Area: approximately 138,518 square feet Date: November 10, 2025

INDEX

PART 1 - BASIC INFORMATION

1.1
Landlord
1.2
Tenant
1.3
Indemnifier
1.4
Building
1.5
Premises
1.6
Use
1.7
Term
1.8
Basic Rent
1.9
Additional Rent
1.10
Deposit

PART 2 - BASIC TERMS AND PRINCIPLES

2.1
Lease
2.2
Grant
2.3
Quiet Enjoyment
2.4
Basic Covenants
2.5
Consent Not to be Unreasonably Withheld/Allocations to be Reasonable
2.6
Unavoidable Delay
2.7
Basic Information

PART 3 - USE

3.1
Use
3.2
Common Areas
3.3
Compliance with Operating Standards
3.4
Compliance with Laws
3.5
No Waste or Nuisance

PART 4 - TERM - POSSESSION

4.1
Term
4.2
Acceptance of Premises and Fixturing
4.3
Delayed Possession
4.4
Effect of Termination
4.5
Surrender
4.6
Overholding

PART 5 - RENT

5.1
Basic Rent
5.2
Additional Rent
5.3
Estimated Amounts
5.4
Statements and Readjustments
5.5
Payment of Rent - General
5.6
Deposit
5.7
Measurement of Premises
5.8
Tenant Payments of Utilities

PART 6 - UTILITIES

6.1
Suppliers
6.2
Payment to Suppliers
6.3
Utilities Supplied by Landlord
6.4
No Overloading
6.5
Tenant's Supply of Utilities

PART 7 - OPERATING COSTS AND TAXES

7.1
Operating Costs Payable by Tenant
7.2
Taxes Payable by Landlord
7.3
Contesting Taxes
7.4
Business and Other Taxes Payable by Tenant
7.5
Alternate Methods of Taxation
7.6
Rental Taxes

PART 8 - MAINTENANCE, REPAIRS AND ALTERATIONS

8.1
Responsibility of Tenant
8.2
Responsibility of Landlord
8.3
Inspection, Notice and Entry
8.4
Tenant Improvements and Alterations
8.5
External Changes
8.6
Removal of Trade Fixtures and Tenant Property
8.7
Removal of Leasehold Improvements and Restoration

PART 9 - ENVIRONMENTAL PROVISIONS

9.1
Compliance
9.2
Waste Disposal
9.3
Ownership of Contaminants
9.4
Pesticides
9.5
Operations and Maintenance
9.6
Orders and Offences
9.7
Inspection
9.8
Vacant Possession
9.9
No Merger

PART 10 - LANDLORD'S SERVICES AND ALTERATIONS

10.1
Operation of Premises
10.2
Services to Premises
10.3
Interruption or Delay of Services or Utilities
10.4
Public Policy
10.5
Easements
10.6
Landlord's Alterations
10.7
Landlord's Signs
10.8
Additional Services

PART 11 - INSURANCE AND INDEMNIFICATION

11.1
Tenant's Insurance
11.2
Policy Requirements
11.3
Proof of Insurance
11.4
Failure to Maintain
11.5
Damage to Leasehold Improvements
11.6
Landlord's Insurance
11.7
Increase in Insurance Premiums
11.8
Release of Landlord
11.9
Release of Tenant
11.10
Indemnification of Landlord

11.11	Indemnification of Tenant
11.12	Extension of Rights and Remedies
PART 12 -	DAMAGE AND DESTRUCTION
12.1	Damage to the Premises
12.2	Damage to the Building
12.3	Architect's Certificate
12.4	Limitation
PART 13 -	TRANSFERS BY TENANT
13.1	Transfers
13.2	Additional Requirements
13.3	Landlord's Costs
13.4	No Advertising
13.5	No Release

PART 14 - SALES AND FINANCINGS BY LANDLORD

14.1
Dispositions by Landlord
14.2
Subordination and Postponement
14.3
Attornment
14.4
Reliance

PART 15 - DEFAULT

15.1
Landlord May Perform Tenant's Covenants
15.2
Right to Distrain
15.3
Landlord May Follow Chattels
15.4
Re-Entry
15.5
Acceptance of Rent Non-Waiver
15.6
Rights Cumulative
15.7
Landlord Default
15.8
Rights of Mortgagees

PART 16 - NOTICES AND CERTIFICATES

16.1
Notices
16.2
Certificates

PART 17 - ADDITIONAL PROVISIONS

17.1
Registration on Title
17.2
Name of Building
17.3
Relocation
17.4
Demolition
17.5
Expropriation
17.6
Landlord and Tenant Relationship
17.7
Joint and Several
17.8
Limitation of Landlord's Liability
17.9
Authority
17.10
Lease Entire Agreement
17.11
Severability
17.12
Survival of Tenant's Covenants
17.13
Non Merger
17.14
No Waiver
17.15
Governing Law
17.16
Confidentiality, Personal Information
17.17
Successors and Assigns
17.18
Tenant's Review of Lease
17.19
Counterparts and Electronic Execution

Schedule 1 - Legal Description Schedule 2 - Floor Plan

Schedule 3 - Definitions Schedule 4 - Operating Standards Schedule 5 - Operating Costs

Schedule 6 - Environmental Questionnaire Schedule 7 - Special Provisions, if any

Schedule 8 - Environmental Sustainability Program

INDUSTRIAL BUILDING LEASE – WHOLE BUILDING

THIS LEASE is made as of the 10th day of November 2025 between Landlord and Tenant listed below.

PART 1 - BASIC INFORMATION

1.1
Landlord Name: Dream Industrial Twofer (GP) Inc.

Address: c/o Dream Industrial Management Corp.

1167 Kensington Cres NW, Suite 410, Calgary, Alberta T2N 1X7

Phone No.: 403-212-7114

Fax No.: 403-212-7179

1.2
Tenant Name: DIRTT Environmental Solutions Ltd.

Address: Units A, B, E and F-H, 7504-30th Street SE, Calgary, Alberta

Phone No.: 1-800-605-6707

Fax No.: n/a

Alternate: [***]

1.3
Indemnifier n/a
1.4
Building 7504-30th Street SE, Calgary, Alberta and situate upon the Lands described in Schedule 1 to this Lease and having a Rentable Area of approximately 138,518 square feet measured in accordance with section 5.7 hereof.
1.5
Premises The Lands and all improvements thereon, including the Building, as defined in Schedule 3.
1.6
Use The Premises may not be used for any purpose other than manufacturing, warehousing and distribution of office furniture and related components. Notwithstanding the foregoing, Tenant acknowledges the permitted use as set out herein is compatible with: (i) the provisions of this Lease; (ii) all Applicable Laws from time to time in force; and (iii) the existing zoning regulations which Tenant has investigated.
1.7
Term 3 years commencing February 1, 2026 (the "Commencement Date") and expiring January 31, 2029
1.8
Basic Rent Annual Basic Rent shall be $[***] per square foot of Rentable Area of the Premises in the first year of the Term and shall increase by 2.5% each additional year thereafter.

1.9
Additional Rent In addition to Basic Rent, Tenant shall pay Additional Rent in accordance with this Lease.

1.10
Deposit Landlord acknowledges receipt of the sum of $[***] which shall continue to be held by Landlord as provided in section 5.6 of this Lease.

PART 2 - BASIC TERMS AND PRINCIPLES

2.1
Lease This is a lease as well as a business contract. It is intended that this Lease be an absolutely net and carefree lease for Landlord and that rent be received by Landlord free of any cost or obligation concerning the Premises unless specified in this Lease. Each provision of this Lease applicable to each party although not expressed as a covenant, shall be construed to be a covenant of such party for all purposes. The Schedules to this Lease form a part of this Lease.
2.2
Grant In consideration of the rents to be paid and the covenants contained in this Lease, Landlord leases the Premises to Tenant and Tenant leases and accepts the Premises from Landlord, to have and to hold the

Premises during the Term, at the rent, subject to the conditions and limitations and in accordance with the covenants contained in this Lease.

2.3
Quiet Enjoyment Landlord agrees that so long as Tenant duly pays the Rent hereby reserved and duly observes and performs the agreements, terms and conditions herein on its part to be observed and performed, Tenant shall and may peaceably possess and enjoy the Premises for the Term without any hindrance, interruption or disturbance from Landlord, subject nevertheless to the terms, covenants, conditions and limitations of this Lease.
2.4
Basic Covenants Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.
2.5
Consent Not to be Unreasonably Withheld/Allocations to be Reasonable Except as otherwise specifically provided in this Lease, Landlord and Tenant, and each person acting for them, in granting a consent or approval or making a determination, designation, calculation, estimate, conversion or allocation under this Lease, will act reasonably and in good faith and each Architect or other professional person employed or retained by Landlord or Tenant will act in accordance with the applicable principles and standards of such person's profession. Tenant's sole remedy against Landlord in respect of any breach or alleged breach of this section shall be an action for specific performance and, without limitation, Landlord shall not be liable for damages and Tenant shall not be entitled to any other rights or remedies. If either party withholds any consent or approval where it is required to act reasonably, such party shall, on written request, deliver to the other party a written statement giving the reasons for withholding the consent or approval.
2.6
Unavoidable Delay If either party to this Lease is unable to perform any of the terms, obligations or conditions contained in this Lease due to Unavoidable Delay then such party will be deemed not to be in default under this Lease for the period of such delay and the time for the performance of any such term, obligation or condition will be extended for the period of such delay, provided that insolvency, lack of funds, inability to obtain financing or other financial contingency will not relieve any party to this Lease from fulfilment of any obligation arising under this Lease.
2.7
Basic Information Each reference in this Lease to any portion of the Basic Information shall incorporate the specific information described in Part 1 above. Certain words and phrases recurring throughout this Lease have defined meanings as set out in Schedule 3 to this Lease, unless otherwise provided.

PART 3 - USE

3.1
Use Tenant covenants to use the Premises only as specified in section 1.6.
3.2
Common Areas INTENTIONALLY DELETED.
3.3
Compliance with Operating Standards Tenant shall comply with the Operating Standards. Landlord may from time to time make other rules and regulations to amend and supplement the Operating Standards and which relate to the operation, use, reputation, safety, care or cleanliness of the Premises, the operation and maintenance of buildings and equipment, and any other matters affecting the operation and use of the Premises and conduct of business in the Premises, provided same do not conflict with the provisions of this Lease and are not arbitrarily applied.
3.4
Compliance with Laws Tenant is responsible at all times to comply with and to keep the Premises, the Leasehold Improvements, Trade Fixtures and Tenant Property in compliance and accordance with the requirements of all Applicable Laws, directions, rules, regulations or codes of every Authority having jurisdiction and of any insurer by which Landlord or Tenant is insured and affecting the construction, operation, condition, maintenance, use or occupation of the Premises or the making of any repair, improvement or alteration including, without limitation, compliance with each Environmental Law. Tenant shall not allow or cause any act or omission to occur in or about the Premises which may result in an illegal or prohibited use or causes any breach of or non-compliance with such laws, directions, rules, regulations and codes. If, due to Tenant's acts, omissions or use of the Premises, repairs, alterations or improvements to the Premises are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant will pay the entire cost thereof.

3.5
No Waste or Nuisance Tenant shall not commit or permit any waste or damage to the Premises, or commit or permit anything which may disturb the quiet enjoyment of any occupant of the Premises or which may interfere with the operation of the Premises. Tenant will not cause or permit any nuisance or hazard in or about the Premises and will keep the Premises free of any Contaminant, debris, trash, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or any noxious or strong noises or odours or anything which may disturb the enjoyment of the Premises by Landlord or others. Without limiting the generality of the foregoing: (a) Tenant shall not use or permit the use of any equipment or device such as, without limitation, loudspeakers, stereos, public address systems, sound amplifiers, radios or televisions, which is in any manner audible or visible outside of the Premises; and (b) no noxious or strong odours shall be allowed to permeate outside the Premises; in each case without the prior written consent of Landlord which may be arbitrarily withheld or withdrawn on twenty-four (24) hours notice to Tenant.

PART 4 - TERM - POSSESSION

4.1
Term This Lease shall be for the Term set out in section 1.7 unless earlier terminated as provided in this Lease or extended pursuant to Schedule 7, if applicable.
4.2
Acceptance of Premises and Fixturing Tenant accepts the Premises in an as-is condition, save and except for any Landlord's Work, if any, specifically provided for in Schedule 7.
4.3
Delayed Possession Intentionally deleted.
4.4
Effect of Termination The expiry or termination of this Lease whether by elapse of time or by the exercise of any right of either Landlord or Tenant pursuant to this Lease shall be without prejudice to the right of Landlord to recover arrears of rent and the right of each party to recover damages for an antecedent default by the other.
4.5
Surrender Tenant shall surrender possession of the Premises upon termination of this Lease by expiration of the Term or operation of the terms hereof, in good and substantial repair and condition as required by this Lease.
4.6
Overholding If Tenant remains in possession of the Premises following termination of this Lease by expiration of the Term or operation of the terms hereof, with or without objection by Landlord, and without any written agreement otherwise providing, Tenant shall be deemed to be a monthly tenant upon the same terms and conditions as are contained in this Lease except as to the Term, and except as to Basic Rent which shall be equal to the greater of: (a) twice the Basic Rent payable in the last year of the Term or any renewal term, or (b) the then prevailing rate charged by Landlord. This provision shall not authorize Tenant to so overhold where Landlord has objected.

PART 5 - RENT

5.1
Basic Rent Tenant shall pay Basic Rent in the amount set out in section 1.8, without demand in advance in equal consecutive monthly instalments on the first day of each month commencing on the Commencement Date or such other date as specified in this Lease.
5.2
Additional Rent From and after the Commencement Date, or such other date specified in this Lease, at the times and in the manner provided herein, Tenant shall pay to Landlord or as Landlord shall direct, Additional Rent. Additional Rent shall include, without limitation, all charges for Utilities payable under

Part 6 and Operating Costs and Realty Taxes payable under Part 7. Additionally, Tenant agrees to comply with Landlord's reasonable practices and procedures which are introduced to reduce or control Operating Costs and Utility consumption and improve environmental footprint at the Building in accordance with the Environmental Sustainability Program. In connection therewith, Tenant agrees to pay, as Additional Rent, all costs incurred by Landlord as a result of any non-compliance by Tenant. Landlord shall be entitled to retain an expert to determine any non-compliance and the costs thereof.

5.3
Estimated Amounts On or before the Commencement Date and the commencement of any Fiscal Period during the Term, Landlord shall estimate acting reasonably the Realty Taxes (unless Landlord directs Tenant to pay the Realty Taxes directly to the relevant Authority in accordance with section 7.2 hereof) and Operating Costs. Tenant shall pay, upon notification of such estimates, to Landlord in equal monthly instalments in advance on the first day of each month a sum on account of Realty Taxes (as required by Landlord) and Operating Costs based on Landlord's estimates. Landlord may from time to time re-estimate the amount of estimated Realty Taxes and Operating Costs for the then current Fiscal Period and re-estimate the amounts payable by the Tenant for the remainder of the Fiscal Period and Tenant shall change its monthly instalments to conform with the revised estimates.
5.4
Statements and Readjustments Within six (6) months after the end of each Fiscal Period (or such longer period reasonable in the circumstances), Landlord shall determine the actual Realty Taxes and Operating Costs and the difference between such actual determination and the amount already billed to Tenant in instalments. Invoices for the actual determination of Operating Costs and Realty Taxes shall be accompanied by a statement of such Operating Costs and Realty Taxes verified to be correct by Landlord. If the aggregate of Tenant's instalments for the Fiscal Period in question was less than the actual determination, then Tenant shall pay the difference to Landlord within ten (10) days after demand, or if the aggregate of such instalments was more than the actual determination, Landlord shall credit the difference to Tenant's rental account or, if the Term has expired, pay to Tenant the difference less any amounts then owing by Tenant to Landlord. Tenant may not claim a re-adjustment in respect of Operating Costs or Realty Taxes for a Fiscal Period based upon any error of computation or allocation except by notice delivered to the Landlord within three (3) months after the date of delivery of Landlord’s statement.
5.5
Payment of Rent - General
(a)
General From and after the Commencement Date or such other date(s) specified herein, Tenant covenants to pay the Basic Rent and the Additional Rent without deduction, abatement or set-off in legal tender of Canada. All amounts payable by Tenant to Landlord pursuant to this Lease shall be deemed to be Rent and will be payable and recoverable as Rent in the manner herein provided, and Landlord will have all rights against Tenant for default in any such payment as in the case of arrears of Rent. Tenant’s obligations to pay Rent will survive the expiration or earlier termination of this Lease.
(b)
Payment Tenant shall make payments of all Rent payable pursuant to this Lease by way of pre-authorized debit from Tenant's bank account and shall provide the information required by Landlord and its bank in order to effect payment of such Rent by automatic debit.

(c)
No Delay in Payment of Rent Except as provided in sections 12.1 and 12.2 nothing contained in this Lease shall suspend or delay the payment of any money by Tenant at the time it becomes due and payable. Tenant agrees that Landlord may, at its option, apply any sums received against any amounts due and payable under this Lease in such manner as Landlord sees fit. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder will be deemed to be other than on account of the earliest stipulated Rent, nor will any endorsement or statement on any cheque or any letter accompanying any cheque, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such cheque or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord.

(d)
Interest on Arrears If any amount of Rent is in arrears it shall bear interest at the Interest Rate from the due date for payment thereof until the same is fully paid and satisfied.

(e)
Partial Periods If the Commencement Date is any day other than the first day of a calendar month, or if the Term ends on a day other than the last day of a calendar month, then Basic Rent and Additional Rent, as the case may be, will be adjusted for the months affected, pro rata, based on a 365 day year.
5.6
Deposit Tenant shall pay to Landlord a deposit in the amount specified in section 1.10 to be held by Landlord as security for Tenant's performance of its covenants under this Lease and, only to the extent specifically provided for in section 1.10, as pre-paid Rent. No interest shall accrue or be payable to Tenant in respect of the deposit. If Tenant shall be in default of any such covenant, Landlord may appropriate and apply such portion of the security deposit as Landlord considers necessary to compensate it for rent outstanding or loss or damage suffered by Landlord arising out of or in connection with such default, without prejudice to any other right or remedy available to Landlord. When requested by Landlord following any such appropriation Tenant shall pay to Landlord an amount sufficient to restore the original amount of the security deposit. Tenant shall not assign or encumber its interest in the security deposit, and Landlord shall not be bound by any attempted assignment or encumbrance of the security deposit, except in the case of any permitted Transfer of the Lease, in which case Tenant's interest in the security deposit shall be deemed to have been assigned to such permitted transferee as of the date of such Transfer. So much of the deposit which has not been applied towards Rent in accordance with section 1.10 and which remains unappropriated by Landlord in accordance with this section 5.6 shall be returned to Tenant within thirty

(30) days after expiry of the Term so long as Tenant has surrendered the Premises in accordance with all requirements of this Lease.

5.7
Measurement of Premises Rent is subject to adjustment upon measurement of the actual Rentable Area of the Premises by Landlord. The Rentable Area of the Premises shall be calculated by the Architect in accordance with the Building Owners and Managers Association ("BOMA") measurement standards applicable to industrial buildings then adopted by Landlord, or in the event that no such BOMA standards are then being utilized by Landlord, calculated as reasonably determined by Landlord. If, as the result of a certification or re-certification by the Architect of the Rentable Area of the Premises, there is to be a proportionate adjustment of Rent and of other Tenant charges which are based upon the Rentable Area of the Premises, such adjustment shall be made and become effective on: (a) the Commencement Date if certified in the first year of the Term; and (b) the first day of the month following the date of the certification or re-certification by the Architect if certified or re-certified after the end of the first year of the Term. If Tenant shall require a certification or re-certification by the Architect of the Rentable Area of the Premises at any time prior to or during the Term, Tenant will pay the cost of same.

5.8
Tenant Payments of Utilities Notwithstanding the provisions of Sections 5.2, 5.3 or 5.4, Landlord agrees that so long as Tenant leases and occupies the whole of the Building then Tenant may at its option pay all Utilities and such other services affecting the Premises acceptable to Landlord acting reasonably, which suppliers of such acceptable services may be notified by Landlord in writing that Landlord shall not be responsible to such suppliers for such Utilities or other services.

PART 6 - UTILITIES

6.1
Suppliers Landlord shall be entitled to make such arrangements for the supply of electricity and other Utilities to the Premises as Landlord determines, and Tenant agrees to use the existing suppliers to the Premises. Landlord may from time to time negotiate modifications and revisions to such arrangements and enter into new arrangements. Landlord shall be entitled from time to time to require that any electricity and other Utilities be provided only by such suppliers, distributors or retailers who have been designated and approved by Landlord from time to time. Tenant shall not be permitted to make arrangements for the supply of electricity and other Utilities to the Premises directly from any supplier, retailer or distributor unless such arrangements have received Landlord's prior written approval, such approval not to be unreasonably withheld unless Tenant's arrangements are inconsistent with Landlord's then current or planned arrangements.

6.2
Payment to Suppliers Tenant shall pay promptly to the applicable approved supplier, retailer or distributor when due all charges related to or associated with the production, generation, transmission, delivery, supply and servicing of Utilities used or consumed in the Premises and which are charged directly to Tenant. If the Building is subdivided and if so required by Landlord, acting reasonably, separate meters for any such Utilities shall be installed in or for the Premises at Tenant’s expense.

6.3
Utilities Supplied by Landlord Subject to Section 6.5, Tenant shall pay to Landlord, without duplication, monthly in advance, all costs and expenses incurred by Landlord related to or associated with the production, generation, transmission, delivery, supply and servicing of Utilities to the Premises including, without limitation, all demand and consumption charges and surcharges and all costs and charges related to administration, debt, servicing and metering, to the extent not invoiced directly to Tenant by a third party supplier, retailer or distributor or included in Operating Costs, plus any costs incurred for consultants and brokers retained in connection with procurement of Utilities for the Premises, and fifteen percent (15%) of all such costs to cover Landlord's cost of administration. The determination of Utilities cost shall reflect Landlord's reasonable estimates for the quantities and types of Utilities supplied multiplied by the average unit costs to Landlord for each of such types of Utilities. At Landlord's request, Tenant shall install and maintain at Tenant's expense metering devices for checking the use of any such Utility or service in the Premises. In all cases Tenant shall reimburse Landlord in the same manner in which Landlord is charged including any energy demand or consumption charges.
6.4
Utilities Consumed by Tenant Tenant shall provide the Utilities information; not limited to Utilities service provider name, letter of authorization, online Utilities account credentials, electricity, natural gas and water consumption data; to Landlord or to third-party consultant hired by Landlord, monthly or upon request/ availability. Tenant shall pay all costs and expenses incurred by Landlord related to or associated with the collection and management of utility data of all Utilities to the Premises including, without limitation, all demand and consumption charges and surcharges and all costs and charges related to administration, debt, servicing and metering, to the extent not invoiced directly to Tenant by a third party supplier, retailer or distributor or included in Operating Costs, plus any costs incurred for consultants and brokers retained in connection with procurement of Utilities for the Premises, and fifteen percent (15%) of all such costs to cover Landlord's cost of administration. In return, Tenant can request for historic data or access to data management system for its Premises.

6.5
No Overloading Tenant shall not overload any Utilities, any service, or the roof, floor or other structural components of the Building and shall comply with Landlord's specifications provided in Schedule 4 hereto.

6.6
Tenant's Supply of Utilities Notwithstanding the provisions of Sections 6.1 and 6.3, if Tenant is in occupancy of the whole of the Building and is not in default of this Lease, then Tenant shall not be obligated to comply with Sections 6.1 or 6.3 and shall be entitled to make arrangements for the supply of Utilities to the Premises directly with such suppliers and on such terms as it deems appropriate.

PART 7 - OPERATING COSTS AND TAXES

7.1
Operating Costs Payable by Tenant Tenant shall pay to Landlord, at the times and in the manner provided in section 5.3, Operating Costs, determined in accordance with Schedule 5.

7.2
Realty Taxes Payable by Tenant To the extent that Realty Taxes are levied or imposed directly against Tenant or the Premises, Tenant shall pay, and provide evidence to Landlord of such payment, before delinquency such Realty Taxes. Landlord shall pay all other Realty Taxes (and Tenant acknowledges that there may be more than one of such Realty Taxes assessed, charged or imposed upon or in respect of the Project) in the first instance and Tenant shall pay to Landlord in each Fiscal Period Tenant's Share of Realty Taxes, provided that Landlord may adjust from time to time Tenant's Share of Realty Taxes, acting reasonably, as follows:
(a)
Tenant's Share of Realty Taxes shall be adjusted to include any increase or incremental amount of Realty Taxes or other taxes which Landlord, acting reasonably, has determined to be attributable to the conduct of Tenant's business or particular use of the Premises or any of the Common Areas by Tenant, or to any act by Tenant (including, without limitation, declaring itself a separate school supporter), or attributable to the Leasehold Improvements, Trade Fixtures and Tenant Property;
(b)
Landlord shall be entitled to allocate Realty Taxes among categories of premises in the Project on the basis of such factors as Landlord determines, acting reasonably, to be relevant and to adjust Tenant's Share of Realty Taxes based on such allocation; and
(c)
if there are separate Realty Tax bills or assessments (or, in lieu of separate assessments, calculations made by authorities having jurisdiction from which separate assessments may, in Landlord's opinion be readily determined) for any leaseable premises in the Project (including the Premises), Landlord may adjust Tenant's Share of Realty Taxes having regard thereto.

Nothing herein shall compel or require Landlord to adjust, continue to adjust or to make the same determination or allocation of Tenant's Share of Realty Taxes from year to year or in any Fiscal Period. For the purposes of determining the Tenant's Share of Realty Taxes payable by Tenant pursuant to this Lease, Realty Taxes shall include such additional amounts as would have formed part of Realty Taxes had the Project been fully assessed during the whole of the relevant Fiscal Period as fully completed and occupied by tenants, with no special exemptions or reductions, and without taking into account any actual or potential reduction of Realty Taxes or change of assessment category or class for premises within the Project which are vacant or underutilized, provided that the foregoing shall not result in the Tenant's Share being greater than it would be if the Project was fully completed and occupied.

7.3
Contesting Taxes Landlord and Tenant will each have the right to contest in good faith the validity or amount of any tax which it is responsible to pay under this Part 7, provided that in the case of Tenant: (a) Tenant has given at least fourteen (14) days prior written notice to Landlord of such contest and provided Landlord with copies of all assessment notices, tax bills and other documents received by Tenant relating to Realty Taxes; (b) no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises; (c) if required by Landlord, Tenant will deliver to Landlord prior to such contest security in such amount as Landlord considers necessary; (d) in the case of Realty Taxes, the contest shall be limited to the assessment of the Premises alone; and (e) upon final determination of such contest, if Tenant has not already done so, Tenant will immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. Tenant will not have the right in the event of any such contest to withhold payment to Landlord of the amounts which are the subject of the contest if such amounts are otherwise payable to Landlord and Landlord remains liable for payment of such amount to the Authority notwithstanding such contest. Tenant will fully indemnify Landlord for all costs and expenses (including legal fees and disbursements) incurred by Landlord as a result of any such contest by Tenant.

7.4
Business and Other Taxes Payable by Tenant Tenant shall pay before delinquency all Business Taxes, and any other taxes, charges, rates, duties and assessments levied, rated, imposed, charged or assessed against or in respect of any use, occupancy or conduct of business at the Premises or in respect of the Leasehold Improvements, Trade Fixtures, Tenant Property, or the business or income of Tenant on or from the Premises or rent payable under this Lease.

7.5
Alternate Methods of Taxation If during the Term the method of taxation shall be altered so that the whole or any part of the Realty Taxes now levied on real estate and improvements are levied wholly or partially as a capital levy or on the rents received or reserved or otherwise, or if any new or other tax, assessment, levy, imposition or charge in lieu thereof, shall be imposed upon Landlord, related in any way to the Premises, or the income therefrom, then all such taxes, assessments, levies, impositions and charges shall be included when determining Realty Taxes. If during the Term the method of taxation shall be altered so that the whole or any part of the Business Taxes formerly payable in respect of any use or occupancy of the Premises is merged into a comprehensive realty tax, Landlord shall have the right to allocate and collect such component of the comprehensive realty tax (as would have been formerly Business Taxes) in the manner or on the same basis as would have been employed by the Authority previously levying same.

7.6
Rental Taxes In addition to Rent, Tenant will pay to Landlord Rental Taxes calculated by Landlord in accordance with applicable legislation, which amounts shall be paid by Tenant at the same time as the amounts to which Rental Taxes apply are payable under the terms of this Lease. Rental Taxes will not be considered to be Rent, but Landlord shall have all of the same remedies and rights of recovery with respect to Rental Taxes as it has for non-payment of Rent.

7.7
Carbon Offset Credits and Carbon Offset Costs, Renewable Energy Credits and Project Sustainability Attributes The Landlord shall be entitled to all Carbon Offset Credits, Renewable Energy Credits and Project Sustainability Attributes that may be created, credited or recoverable as a result of activities conducted within the Premises or the Building, excluding Carbon Offset Credits to which the Tenant is entitled in accordance with Applicable Laws. The Landlord shall be entitled to allocate, acting reasonably, to the tenants of the Building, Carbon Offset Credits, Renewable Energy Credits and Project Sustainability Attributes (net of all costs of aggregating, auditing and certifying same, not otherwise included in Operating Costs) created with the participation of the Tenant and/or other tenants in the Building. Where the Landlord is required to incur a Cost, such Carbon Offset Cost shall be included in Operating Costs and recoverable pursuant to the provisions of this Lease.

PART 8 - MAINTENANCE, REPAIRS AND ALTERATIONS

8.1
Responsibility of Tenant Without notice or demand from Landlord and except to the extent that Landlord is specifically responsible therefor under this Lease or elects from time to time to carry out any such maintenance, repairs and alterations as an Additional Service at Tenant's cost or, at Landlord's sole discretion, as part of Operating Costs, Tenant will maintain and keep in a good state of repair the Premises, the Leasehold Improvements, and the Trade Fixtures in good order and condition all as a careful owner would do, including without limitation:

(a)
making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any Authority;

(b)
keeping the Premises and the exterior area surrounding the Premises in a clean and tidy condition, and not permitting wastepaper, garbage, ashes, waste or objectionable material to accumulate thereon or in or about the Building, other than in areas and in a manner designated by Landlord; and

(c)
repairing all damage in the Premises resulting from any misuse, excessive use or installation, alteration, or removal of Leasehold Improvements, HVAC Facilities, Trade Fixtures and/or Tenant Property.

Tenant will promptly notify Landlord of any damage to or defect in any part of the Premises or in any equipment or Utilities serving the Premises of which Tenant becomes aware notwithstanding that Landlord may have no obligation with regard thereto. For greater certainty and without limitation, the Tenant is to notify the Landlord promptly of any water damage or leaks. If the Landlord elects to carry out any such maintenance, repairs and for alterations then subsection 8.4 (f) shall apply thereto unless Landlord elects, in its sole discretion from time to time, to include the costs thereof as part of Operating Costs.

8.2
Responsibility of Landlord
(a)
Landlord shall maintain and keep in a good state of repair having regard to the size, age, type and location of the Project:
(i)
the Building's structure, roof, and permanent building walls (except for interior faces facing into the Premises);

(ii)
systems and equipment installed by Landlord for the supply and distribution of Utilities,
(iii)
the Common Areas;
(iv)
the HVAC Facilities serving the Building and those serving the Premises; and
(v)
damage from causes against which Landlord has agreed to insure as primary insurer.

(b)
The following provisions apply to and may limit Landlord's obligations under subsection 8.2 (a):

(i)
if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord will have a reasonable time in which to complete the necessary repair or replacement, and during that time will be required only to maintain such services as are reasonably possible in the circumstances;

(ii)
no reduction or discontinuance of Landlord services will be construed as an eviction of Tenant or release Tenant from any obligation of Tenant under this Lease;

(iii)
nothing contained in subsection 8.2(a) will derogate from the provisions of Part 12 or from Landlord's right to include in Operating Costs the cost of complying with this Part 8; and

(iv)
the maintenance, repair and replacement of the HVAC Facilities exclusively serving the Premises pursuant to subsection 8.2 (a) (iv) shall be at Tenant’s cost.

8.3
Inspection, Notice and Entry
(a)
Inspection Tenant will permit Landlord and its authorized agents, employees, consultants and contractors to enter upon the Premises at any time or times upon twenty-four (24) hours prior notice (except in a real or perceived emergency, in which event, no notice will be required) to examine, measure and inspect the Premises, to inspect Tenant's maintenance, repairs and alterations to the Premises, to show the Premises to prospective Mortgagees or Purchasers, to show the Premises to prospective tenants during the last twelve (12) months of the Term only, to provide janitorial (if applicable) and maintenance services, and to make all repairs, alterations, changes, adjustments, improvements, installations or additions to the Premises or the Building, including the Building systems and facilities, that Landlord considers necessary or desirable, whether for the direct benefit of the Premises or where necessary to serve another part of the Building or the Premises, including those matters which are Tenant's responsibilities pursuant to section 8.1 hereof. For the purposes of this section 8.3, Landlord may take materials into the Premises as required therefor and may have access to the Building systems and facilities including the HVAC Facilities. Tenant will not obstruct pipes, conduits, ducts or shafts or other parts of the Building systems so as to prevent access to them by Landlord. Landlord in exercising its rights under this section will make commercially reasonable efforts to minimize interference with Tenant's use and enjoyment of the Premises. No entry made or work undertaken by or on behalf of Landlord upon the Premises pursuant to this section is a re-entry or a breach of Landlord's covenant for quiet enjoyment.

(b)
Entry If Tenant is not present to open and permit any entry into the Premises when for any reason an entry shall be permitted hereunder or necessary in the case of a real or perceived emergency, Landlord or its agents may, using reasonable force, enter the same without rendering Landlord or such agents liable therefor, and without affecting the obligations and covenants of Tenant under this Lease.
(c)
Limitation Notwithstanding anything to the contrary, Landlord shall not be required to inspect the Premises, give notice to Tenant or carry out remedies on Tenant's behalf, nor is Landlord under any obligation for the care, maintenance or repair of the Premises, except as specifically provided in this Lease, and Tenant shall not be entitled to any abatement or reduction of Rent as a result of, nor shall Landlord be liable for any loss, expense or damage arising from or relating to, any inspection, entry or work described in this section 8.3.
(d)
Performance of Tenant's Responsibilities by Landlord If Tenant has not complied with the provisions of section 8.1 then Landlord may in addition to and without waiving or limiting its rights under section 15.1, enter the Premises and perform Tenant's responsibilities pursuant to section 8.1, and repair or replace any and all equipment or fixtures servicing the Premises at Tenant's cost plus 15%.
8.4
Tenant Improvements and Alterations
(a)
Landlord's Criteria All Tenant's work from time to time, whether as part of Tenant's Work provided for in Schedule 7, if applicable, or otherwise, and including the installation of all Leasehold Improvements and Trade Fixtures and the carrying out of all Alterations shall:
(i)
be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld unless such work may affect a structural part of the Building or may affect the mechanical, electrical, HVAC or other basic systems of the Building or the capacities thereof, in which case Landlord's approval may be arbitrarily withheld;
(ii)
be performed in a good and workmanlike manner, at the sole risk and expense of Tenant, and in strict accordance with drawings and specifications approved by Landlord and Landlord's design criteria for the Building;
(iii)
be performed in compliance with the applicable requirements of all Authorities, evidence of which shall be provided to Landlord;
(iv)
be subject to the supervision and direction of Landlord or its employees, agents, manager or contractors during construction (Tenant hereby acknowledging that such supervision will be for the benefit of Landlord only and that Landlord will not be responsible in any way whatsoever for the quality, design, construction or installation of any such work);
(v)
equal or exceed the then current standard for the Premises; and
(vi)
subject to subsection 8.4(f), be carried out only by competent workers selected by Tenant and approved in writing by Landlord (it will be reasonable for Landlord to consider, among other factors, labour union compatibility on the Premises, if applicable), who will, if required by Landlord, deliver to Landlord before commencement of the work performance and payment bonds as well as proof of insurance coverage as required herein.
(b)
Plans and Specifications Tenant shall submit to Landlord details of any proposed Tenant's work, including Leasehold Improvements and Alterations, which details shall include complete working drawings and specifications prepared by qualified designers and conforming to good engineering practice. Tenant shall reimburse Landlord for the cost of technical evaluation of Tenant's plans and specifications and shall revise such plans and specifications as Landlord deems necessary. Tenant shall be solely responsible for the adequacy and sufficiency of Tenant's plans and specifications and Landlord shall have no liability of any kind arising from Landlord's review or approval of such plans and specifications nor shall Landlord's review and approval constitute an acknowledgement or indication of any kind as to the adequacy or sufficiency of Tenant's plans and specifications.

(c)
Insurance Tenant and its contractors shall be required to maintain at their cost, throughout the period of Tenant's work, on terms and conditions satisfactory to Landlord acting reasonably, the following insurance:
(i)
comprehensive general liability insurance with respect to the construction in an amount of not less than five million dollars ($5,000,000.00) for any one occurrence or claim or such higher limit as Landlord or the Mortgagee may require from time to time; and

(ii)
builders risk insurance covering all work against all risks of physical loss or damage.

(d)
Supervisory Fees If Tenant or its contractors perform Tenant's work (including Leasehold Improvements and Alterations), Tenant shall pay to Landlord a fee for coordination and supervision services equal to ten percent (10%) of the total cost of Tenant's work (including Leasehold Improvements and Alterations) carried out from time to time, unless otherwise specifically provided for in Schedule 7 or otherwise agreed to in writing by the parties hereto.
(e)
Debris During construction and installation of Leasehold Improvements and Alterations, Tenant shall keep the Premises clean of any related debris.
(f)
Landlord's Work at Tenant's Expense Tenant shall pay to Landlord the cost of any services provided by Landlord relating to Tenant's work, Leasehold Improvements and Alterations, including the cost of any necessary cutting, patching or repairing of any damage to the Premises, any cost to Landlord of removing refuse, cleaning, hoisting of materials, the cost of any services provided by Landlord pursuant to section 8.1 and any other costs of Landlord which can be reasonably allocated as a direct expense relating to the conduct of such work. If a request is made by Tenant with respect to approval of any Tenant's work, including any Leasehold Improvements and Alterations, which may affect the structure or the mechanical, electrical, HVAC or other basic systems of the Building or the capacities thereof, which request is approved by Landlord, Landlord may require that such work be designed, at Tenant's cost, by consultants designated by Landlord and/or that it be performed by Landlord or its contractors. If Landlord or its contractors perform any such services or work, it shall be at Tenant's expense in an amount equal to Landlord's total cost of such service or work, which shall be reasonable having regard to Landlord's standards for the Building, plus fifteen percent (15%) of such amount, payable following completion upon demand. Tenant will, if required by Landlord, deliver to Landlord prior to commencement by Landlord of any such work security satisfactory to Landlord in an amount equal to Landlord's reasonable estimate of the cost of performing such work.
(g)
Restrictions No Leasehold Improvements or Alterations by or on behalf of Tenant shall be permitted which may adversely affect the condition or operation of the Premises or any of its systems or diminish the value thereof or restrict or reduce Landlord's coverage for municipal zoning purposes.
(h)
Unauthorized Installations Any Leasehold Improvements or Alterations made by Tenant without the prior written consent of Landlord or which are not in strict accordance with the drawings and specifications approved by Landlord shall, if requested by Landlord, be promptly removed by Tenant at Tenant's expense, and the Premises shall be restored to their previous condition.
(i)
Liens Tenant shall promptly pay all its contractors and suppliers and shall do all things necessary to prevent a lien attaching to the Lands or Building and should any such lien be made, filed or attach Tenant shall discharge or vacate such lien within five (5) days of receiving notice thereof.

If Tenant shall fail to discharge or vacate any lien, then in addition to any other right or remedy of Landlord, Landlord may discharge or vacate the lien by paying into Court the amount required to be paid to obtain a discharge, and the amount so paid by Landlord together with all costs and expenses including solicitor's fees (on a solicitor and his client basis) incurred in connection therewith shall be due and payable by Tenant to Landlord on demand together with interest at the Interest Rate, calculated from the date of payment by Landlord until all of such amounts have been paid by Tenant to Landlord.

(j)
Realty Tax/Insurance Increases Any increase in Realty Taxes or fire or casualty insurance premiums for the Premises attributable to the Tenant's Leasehold Improvements or Alterations will be borne by Tenant and Tenant will pay Landlord for the cost of such increase upon receipt of Landlord's invoice.
8.5
External Changes Tenant agrees that it shall not erect, affix or attach to any roof, exterior walls or surfaces of the Premises, any antennae, sign, attachment or fixture of any kind (except as may otherwise be specifically permitted under Schedule 7, if applicable), nor shall it make any opening in or alteration to the roof, walls, or structure of the Premises, or install in the Premises free standing air-conditioning units, without the prior written consent of Landlord which may be arbitrarily withheld.
8.6
Removal of Trade Fixtures and Tenant Property At the end of the Term, if not in default, Tenant may remove its Trade Fixtures and Tenant Property, and shall, in the case of every installation or removal of Trade Fixtures and Tenant Property, make good any damage caused to the Premises by such installation or removal. Any Trade Fixtures removed during the Term will be contemporaneously replaced with Trade Fixtures of equal or better quality. Tenant may, if not in default, during the Term remove Tenant Property which is obsolete or as part of Tenant's ordinary course of business during Normal Business Hours. Any Trade Fixtures and Tenant Property belonging to Tenant, if not removed at the termination or expiry of this Lease, shall, if Landlord so elects, be deemed abandoned and become the property of Landlord without compensation to Tenant. If Landlord shall not so elect, Landlord may remove such Trade Fixtures and Tenant Property from the Premises and store them at Tenant's risk and expense and Tenant shall save Landlord harmless from all damage to the Premises caused by such removal, whether by Tenant or by Landlord.
8.7
Removal of Leasehold Improvements and Restoration The Leasehold Improvements shall immediately upon installation become the property of Landlord without compensation to Tenant. Unless Landlord by notice in writing requests otherwise, or unless Landlord elects to do so on Tenant's behalf as an Additional Service, Tenant shall at its expense, upon the expiration of the Term or earlier termination of this Lease, remove all (or part, as designated by Landlord) of the Leasehold Improvements and complete any reconstruction necessary to reinstate the Premises original structure as existing on the date on which Tenant took possession of the Premises in the event structural changes were undertaken by Tenant. Tenant shall repair and make good any damage to the Premises caused either in the installation or removal of Leasehold Improvements.

Unless otherwise agreed to by Landlord, removal of Leasehold Improvements and the restoration required pursuant to this provision and the Lease, must be completed upon the expiration of the Term or earlier termination of this Lease. If the required restoration or removals are not completed by expiration of the Term or earlier termination of this Lease, then Tenant shall be deemed as a monthly tenant until such restoration or removals are completed and Tenant shall additionally be subject to the Overhold provision set out in Section 4.6 of this Lease.

PART 9 - ENVIRONMENTAL PROVISIONS

9.1
Compliance The Tenant covenants:

(a)
prior to taking possession of the Premises and thereafter from time to time within fifteen (15) days of request by Landlord, to complete and sign the Environmental Questionnaire, which shall be certified by a senior officer of Tenant as complete and accurate responses and which are hereby deemed to be representations and warranties of Tenant upon which Landlord is relying;

(b)
to use and occupy the Premises so as not to contravene any present or future Environmental Law, and obtain and comply with the terms of all licenses, certificates of approval, permits and other approvals necessary or appropriate under applicable Environmental Law for the safe and lawful conduct of its business at or from the Premises;

(c)
not to cause or allow any Contaminant to be used, generated, stored, or disposed of on, under or about, or transported to or from any part of the Premises, (collectively the "Contaminant Activities") unless previously disclosed to Landlord in the Environmental Questionnaire and consented to in writing by Landlord, and then only in strict compliance, at Tenant's expense, with applicable Environmental Law, using all necessary and appropriate precautions which a cautious and prudent operator would exercise;

(d)
not to permit any Discharge except to the extent consented to by Landlord in writing and in accordance with Environmental Law, and to give immediate notice to Landlord of any Discharge or of any other occurrence which might give rise to a duty in Tenant or Landlord or both under Environmental Law;

(e)
to comply with any investigative, remedial or precautionary measures required under Environmental Law arising from or attributable to any act or omission of Tenant or those for whom Tenant is in law responsible;

(f)
notwithstanding anything to the contrary in this Lease, to protect, defend, indemnify and save Landlord, Manager and their respective directors, officers, employees, agents, successors and assigns completely harmless from and against all costs, losses, damages and expenses incurred relating to any Contaminant Activities or Environmental Claim or both, directly or indirectly incurred, sustained or suffered by or asserted against all or any one of them, including without limiting the generality of the foregoing, the cost of satisfying any order, carrying out remedial or precautionary measures, or cleaning up any Discharge, to the extent caused by or attributable to, either directly or indirectly, any act or omission of Tenant and/or any person for whom Tenant is in law responsible and Tenant covenants and agrees to pay to Landlord an administrative fee equal to fifteen percent (15%) of all such amounts.

9.2
Waste Disposal
(a)
Tenant shall be responsible for proper disposal of all Contaminants and other materials which require special disposal measures, including oil, kitchen waste and grease. Tenant will store and dispose of all of its waste in a lawful manner. All other wastes will be disposed of by Tenant, at its expense, at least once every month, using a properly licensed waste hauler. Regardless of whether the waste hauler is retained by Landlord or Tenant, Tenant, and not Landlord, shall be deemed to be the generator of Tenant's waste and all costs shall be Tenant's responsibility. Landlord shall request waste consumption and diversion data from Tenant or waste hauler when required and if applicable. In case no waste data is available, Landlord shall engage a third-party consultant to conduct a waste audit.

(b)
Where Landlord provides separate waste collection facilities for different types of waste, Tenant will separate its waste and will deliver each waste to the appropriate facility. Tenant will comply with any waste reduction workplan prepared by Landlord from time to time (if any), at Tenant's cost. Tenant will comply with all reasonable requirements imposed by Landlord with respect to the implementation of a system for the storage, disposal, and separation of waste at the Premises as contemplated by this Part 9.

9.3
Ownership of Contaminants If Tenant shall bring or create upon the Premises any Contaminant or if the conduct of Tenant’s business shall cause there to be any Contaminant upon the Premises, then, notwithstanding any rule of law to the contrary, such Contaminant shall be and remain the sole and exclusive property of Tenant and shall not become the property of Landlord notwithstanding the degree of affixation of the Contaminant or the goods containing the Contaminant to the Premises and notwithstanding the expiry or earlier termination of this Lease.

9.4
Pesticides Tenant will not use pesticides in the Premises unless Tenant has first obtained written consent from Landlord to do so and all necessary permits under applicable Environmental Law.

9.5
Operations and Maintenance Tenant will design, install, operate, repair, replace and maintain, all equipment and property in the Premises, and will train all of its staff, in order to comply with Environmental Law and so as to minimize the risk of spills and other accidents, particularly those which might result in a Discharge. If due to Tenant's acts or omissions or use of the Premises, improvements to the Premises are necessary to comply with Environmental Law or with the requirements of any insurance carriers, Tenant will pay the entire cost thereof. Tenant will conduct regular preventative maintenance of all pollution control equipment, and will keep it in good working order at all times.

9.6
Orders and Offences
(a)
Tenant will fully comply with all orders of an Authority which may be directed to Landlord or Tenant and which relate to the Premises in relation to the Tenant. Should an order or direction of an Authority be issued to Landlord or Tenant, requiring Landlord or Tenant to do anything in relation to an environmental problem caused or contributed to by Tenant, Tenant will, upon receipt of written notice from Landlord, promptly and fully satisfy the requirements of the order or direction at Tenant's expense.

(b)
If Tenant fails or refuses to promptly and fully satisfy the requirements of an order or direction referred to in this section, or if, in Landlord's opinion Tenant is not competent to satisfy the requirements of the order or direction, Landlord may elect in writing (but is not obligated) to satisfy the whole or any part of the requirements of the order or direction at Tenant's expense.

(c)
If Tenant fails or refuses to promptly and fully satisfy the requirements of any such order or direction or if Tenant is convicted of an offence contrary to any Environmental Law which relates to the Premises and the course of conduct which gave rise to the order, direction or offence has not ceased or been rectified, or re-occurs, Landlord will have the option, at its sole discretion, to terminate this Lease forthwith by notice in writing, and Landlord will not be liable for any losses or damages of any kind however caused arising out of such termination.

9.7
Inspection
(a)
Landlord may at any time upon twenty-four (24) hours notice (except in a real or perceived emergency in which event no notice shall be required) inspect the Premises and Tenant's records to determine whether Tenant is fully complying with Environmental Law and its environmental obligations under this Lease and to evaluate the risk of Discharges.

(b)
When Landlord reasonably considers it necessary, the inspection may be performed in whole or in part by experts, and may include sampling, monitoring, and other tests, all performed at Tenant's expense if arising from or attributable to any act or omission of Tenant or if such inspection discloses that Tenant has not complied with its obligations under this Part 9.

(c)
If Landlord's inspection discloses a breach of an Environmental Law, or a situation which could reasonably be anticipated to result in a breach of an Environmental Law, Landlord will have the right to rectify such breach, or prevent such breach from occurring, as the case may be, at Tenant's sole expense.

(d)
Tenant authorizes Landlord to make inquiries from time to time of any Authority with respect to Tenant’s compliance with Environmental Law, and Tenant will from time to time provide to Landlord such written authorizations as Landlord may require in order to facilitate Landlord obtaining such information.

(e)
Upon request by Landlord from time to time, Tenant shall provide to Landlord a certificate executed by a senior officer of Tenant certifying ongoing compliance by the Tenant with Environmental Law, the Environmental Questionnaire and its covenants contained in this Part 9.

(f)
At any time during the Term following a Discharge occurring on or about the Premises, Landlord may require Tenant to obtain and deliver to Landlord at Tenant’s expense an Environmental Assessment addressed to both Landlord and Tenant concerning any Discharge or the status of Tenant's performance of its obligations under this Part 9.

9.8
Vacant Possession Upon the expiration of the Term or other termination of this Lease, Tenant will leave the Premises clean of Contaminants and suitable for immediate reuse for any commercial purpose. Tenant will be deemed to be overholding until it has removed from the Premises and lawfully disposed of all waste and other Contaminants caused by or resulting from its occupancy and use of the Premises.

9.9
No Merger The provisions of this Part 9 will survive and continue to apply following the expiry or earlier termination of this lease.

PART 10 - LANDLORD'S SERVICES AND ALTERATIONS

10.1
Operation of Premises The Premises shall at all times be under the exclusive control and management of Landlord and, subject to participation by Tenant by payment of Operating Costs, Landlord will provide the services set out in section 10.2 (c).
10.2
Services to Premises
(a)
Electrical Power Landlord will supply to the Premises circuits sufficient to deliver electrical power to the Premises to the levels currently existing on the date hereof. If Tenant requires electrical power at a different voltage or at a greater capacity than the system existing at the Commencement Date delivers, then any additional systems required, if available, shall be installed, operated and maintained at Tenant's cost.
(b)
Water and Sewage Connections Landlord shall provide to the Premises water and sewer connections to the extent existing on the date hereof. Any connections or special facilities required by Tenant shall be made at Tenant's cost and in accordance with section 8.4.
(c)
Information Technology Landlord may provide or arrange with third parties to provide to the Building from time to time access to advanced information technology systems and equipment including fibre optic and other sophisticated telecommunication facilities on terms and conditions satisfactory to Landlord in its sole discretion.
(d)
Utility Regulations Landlord's furnishing of Utilities as set out in this section 10.2 or otherwise shall be subject to the rules and regulations of the supplier of such utility or other Authority regulating the business or providing any of these Utilities.

10.3
Interruption or Delay of Services or Utilities Landlord may slow down, interrupt, delay, or shut down any of the services or Utilities outlined in this Part 10 on account of repairs, maintenance or alterations to any equipment or other parts of the Premises, provided that to the extent reasonably possible under the circumstances Landlord shall provide prior notice and shall schedule such interruptions, delays, slow downs, or stoppage so as to minimize any inconvenience to Tenant, save and except in all instances for real or perceived emergencies and events beyond Landlord's control. No reduction or discontinuance of such services or Utilities will be construed as an eviction of Tenant, nor release Tenant from any obligation of Tenant under this Lease, nor make Landlord liable for any damages arising therefrom.

10.4
Public Policy Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of Utilities, if in so doing it acts in accordance with a directive, policy or request of an Authority acting in the fields of energy, conservation, waste management and disposal, security, the environment or other area of public interest.

10.5
Easements Tenant acknowledges that Landlord and any persons authorized by Landlord may install, maintain and repair pipes, wires and other conduits or facilities through the Premises and, provided that same once installed will not materially interfere with Tenant's reasonable use and enjoyment of the Premises. Any such installing, maintaining and repairing shall be done in a manner that will minimize inconvenience to Tenant to the extent reasonably possible in the circumstances.

10.6
Landlord's Alterations Landlord shall have the right, at any time, to (a) add buildings, additions and parking structures on the Premises or to make additions to, or subtractions from, or to change, rearrange or relocate any part of the Premises; (b) enclose any open area, and to grant, modify or terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Premises; and (c) make changes to the parking areas and facilities, access routes and driveways and to make any changes or additions to the systems, pipes, conduits, Utilities or other building services within or serving the Premises.

In doing any of the foregoing, Landlord shall have the right to enter the Premises upon forty-eight (48) hours prior notice, and shall make such changes as expeditiously as reasonably possible, using commercially reasonable efforts to minimize interference with Tenant's use and enjoyment of the Premises. Tenant shall cooperate with Landlord in any of its programs to improve or make more efficient the operation of the Premises or any part thereof.

10.7
Landlord's Signs Landlord shall have the right at any time to install general information, directory and direction signs in and about the Premises, and further may place upon the Premises a notice of reasonable dimensions, reasonably placed so as not to interfere with Tenant's business, stating that the Building is for sale, and at any time during the last nine (9) months of the Term, that the Premises are for lease. Tenant shall not remove or interfere with such notices or signs.
10.8
Additional Services Tenant may from time to time be provided with (only to the extent specifically provided for herein) or request Additional Services from Landlord and Tenant shall pay Landlord's charge for such Additional Services (which shall be reasonable having regard to Landlord's standards for the Building and which, where practical, shall be estimated by Landlord in advance) plus fifteen percent (15%) thereof to cover Landlord's cost of administration, payable within ten (10) days of delivery of Landlord's invoice therefor. If a charge for Additional Services is payable by Tenant under this Lease, then to the extent any cost or expense is included in such charge, such cost or expense shall be excluded from Operating Costs.

PART 11 - INSURANCE AND INDEMNIFICATION

11.1
Tenant's Insurance Tenant shall, at its sole cost and expense, take out and maintain in full force and effect at all times throughout the Term the following insurance:
(a)
"All Risks" insurance upon property of every description and kind owned by Tenant, or for which Tenant is legally liable, or which is installed by or on behalf of Tenant, within the Premises, including, without limitation, stock in trade, furniture, equipment, partitions, Trade Fixtures and Leasehold Improvements, in an amount not less than the full replacement cost thereof from time to time. If there shall be a dispute as to the amount of full replacement cost the decision of Landlord or the Mortgagee, acting reasonably, shall be conclusive;

(b)
commercial general liability and property damage insurance, including personal liability, contractual liability, tenants' legal liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Premises, which coverage shall include the business operations conducted by Tenant and any other person on the Premises and all those for whom Tenant is responsible including those performing work for or on behalf of Tenant. Such policies shall be written on an occurrence basis with coverage for any one occurrence or claim of not less than five million dollars ($5,000,000.00) or such higher limits as Landlord or the Mortgagee may require from time to time;
(c)
business interruption insurance including loss of profits;
(d)
broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of at least the replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by Tenant or by others (except for Landlord) on behalf of Tenant in the Premises, or relating to, or serving the Premises; and
(e)
any form of insurance as Tenant, Landlord or the Mortgagee may reasonably require from time to time, including without limitation pollution and remediation legal liability coverage with respect to any Environmental Claim, in amounts and for insurance risks against which a prudent tenant would protect itself.
11.2
Policy Requirements Each policy of insurance taken out by Tenant in accordance with this Lease shall be taken out with insurers and shall be in such form and on such terms with deductibles as are satisfactory to Landlord, the Mortgagee and the Manager and each such policy shall name Landlord, any Mortgagee and the Manager and any others designated by Landlord (including any beneficial owner or other having an insurable interest) as additional named insureds, as their respective interests may appear, and each of such policies shall contain in form satisfactory to Landlord:
(a)
a waiver by the insurer of any rights of subrogation or indemnity or any other claim over, to which such insurer might otherwise be entitled against Landlord, the Manager and their respective officers, directors, agents, employees or those for whom it is in law responsible;
(b)
an undertaking by the insurer to notify Landlord and the Mortgagee in writing not less than thirty

(30) days prior to any proposed material change, cancellation or other termination thereof;

(c)
a provision that Tenant's insurance is primary and shall not call into contribution any other insurance available to Landlord; and
(d)
a severability of interests clause and a cross-liability clause, where applicable; and
(e)
the Mortgagee's standard mortgage clause.
11.3
Proof of Insurance Tenant shall provide to Landlord and the Mortgagee at the time of execution of this Lease and thereafter on demand, and from time to time, satisfactory evidence that the policies of insurance required to be maintained by Tenant in accordance with this Lease are in fact being maintained, which evidence shall be in the form of certificates of insurance, or if required by Landlord or the Mortgagee, certified copies of each such insurance policy.

11.4
Failure to Maintain If Tenant fails to take out or keep in force any insurance referred to in this Part 11 or should any such insurance not be approved by either Landlord or the Mortgagee, each acting reasonably, and should Tenant not rectify the situation within forty-eight (48) hours following receipt by Tenant of written notice from Landlord (stating, if Landlord or the Mortgagee do not approve of such insurance, the reasons therefor), Landlord shall have the right, without assuming any obligation in connection therewith, to effect insurance under the Landlord's blanket policy to cover the Landlord's Mortgagee's interests at the sole cost of Tenant and all outlays by Landlord shall be payable by Tenant to Landlord and shall be due on the first day of the next month following said payment by Landlord, without prejudice to any other rights and remedies of Landlord under this Lease.
11.5
Damage to Leasehold Improvements In case of damage to the Leasehold Improvements, or any material part thereof, the proceeds of insurance in respect thereto shall be payable to Landlord, and such proceeds if received by the Landlord shall be released to Tenant (provided that Tenant is not in default hereunder) upon Tenant's written request for progress payments, at stages determined by a certificate of the Architect stating that repairs to each such stage have been satisfactorily completed free of liens by Tenant or by Tenant's contractors. In the event Tenant defaults in making such repairs, Landlord may, but shall not be obliged to, perform the repairs and the proceeds may be applied by Landlord to the cost thereof. If this Lease expires or is terminated at a time when the Premises or Leasehold Improvements are damaged or destroyed as a result of a peril required to be insured against by Tenant, Tenant shall pay or assign to Landlord free of any encumbrance, an amount equal to the proceeds of insurance maintained or, if Tenant is in default of section 11.1, the proceeds of insurance which would have been recoverable under insurance required to be maintained by Tenant with respect to such damage or destruction.
11.6
Landlord's Insurance Landlord agrees to insure the Building and other improvements on the Lands, and the machinery, boilers and equipment therein owned by Landlord (specifically excluding any property which Tenant is obliged to insure under this Part 11) against "All Risks" of loss in such reasonable amounts as would be carried by a prudent owner of a comparable building in the municipality. Landlord may also carry commercial general liability insurance covering third party bodily injury and property damage with respect to the operation of the Building, and may carry rental insurance and environmental insurance and any other forms of insurance as it or the Mortgagee may reasonably determine to be advisable from time to time. Notwithstanding that Tenant shall be paying Landlord's costs and premiums respecting such insurance, Tenant shall not have any insurable or other interest in any of Landlord's insurance other than the rights, if any, expressly set forth in this Lease, and in any event, Tenant shall not have any interest in, nor any right to recover any proceeds under any of Landlord's insurance policies.
11.7
Increase in Insurance Premiums Tenant shall not do or permit anything to be done upon the Premises which shall cause the premium rate of insurance on the Building to be increased. If the premium rate of insurance on the Building shall be increased by reason of any act or omission of Tenant or any use made of the Premises, Tenant shall pay to Landlord on demand the amount of such premium increase. In the event of an actual or threatened cancellation of any Landlord's insurance on the Building or any material adverse change thereto by the insurer by reason of the use or occupation of the Premises and if Tenant has failed to remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation or adverse change within twenty-four (24) hours after notice thereof by Landlord, then without prejudice to any other rights which Landlord may have, Landlord may remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid forthwith upon demand, and for such purposes Landlord shall have the right to enter upon the Premises without further notice.
11.8
Release of Landlord Tenant hereby releases Landlord and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance or is otherwise insured. In addition and without limitation, Tenant agrees that Landlord, regardless of negligence or alleged negligence on the part of Landlord or those for whom Landlord is in law responsible, or any breach of this Lease by Landlord, shall not be liable for and Tenant hereby releases Landlord from:
(a)
any death or injury arising from or out of any occurrence in, upon, at or relating to the Premises;

(b)
any loss or damage to any property of Tenant or others (whether or not such property has been entrusted to Landlord, its agents, servants or employees) resulting from fire, explosion, steam, water, mould, rain, snow or gas which may leak into or issue or flow from any part of the Premises or from the water, steam or drainage pipes or plumbing works of the Building or the Premises, or the effects thereof;

(c)
any loss or damage caused as a result of any damage, destruction, construction, alteration, expansion, expropriation, reduction, repair or reconstruction from time to time of the Premises or of improvements on adjoining properties;

(d)
any loss or damage caused by or attributable to the condition or arrangement of any electric or other wiring;

(e)
any loss or damage of any kind arising from any failure, interruption, slowdown or stoppage of any Utilities, including without limitation any failure or interruptions of any telecommunications, fibre optic or other information technology facility utilized by Tenant and whether provided by Landlord or any other provider, any HVAC Facility, any service or any other base building system;

(f)
any damage caused by anything done or omitted to be done by any other tenant or occupant of the Premises;

(g)
any claim or demand in connection with any injury, loss or damage to Tenant, its agents, invitees or licensees, or to the property of Tenant, its agents, invitees or licensees, where such injury, loss or damage arises out of the security services in force or the lack thereof in the Premises from time to time;

(h)
any loss, damage or injury caused by or attributable to Landlord entering the Premises to carry out inspections, maintenance services, repairs, alterations or improvements; and

(i)
in any event, any indirect or consequential damages suffered by Tenant, including without limitation, loss of profit.

11.9
Release of Tenant Landlord hereby releases Tenant and any other person for whom Tenant is legally responsible from any liability or claim that may be made by Landlord against Tenant under the provisions of this Lease with respect to such loss to the extent of the lesser of: (a) the amount, if any, by which such loss exceeds the amount of insurance Tenant is required to maintain under the terms of this Lease or actually maintains, whichever is greater; and (b) the proceeds actually paid to Landlord with respect to such loss under the policies of insurance maintained by Landlord pursuant to section 11.6 or which would have been paid if Landlord had maintained the insurance required under this Lease and had diligently processed any claims thereunder. This release shall be operative only if it is not prohibited by Landlord's insurance policies and would not place Landlord in breach of such policies or expose Landlord to additional costs under or in connection with such policies.
11.10
Indemnification of Landlord Tenant shall indemnify Landlord and save it harmless from all losses, liabilities, damages, claims, demands and actions of any kind or nature which Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by Tenant of any covenant, term or provision of this Lease and, subject to section 11.9, against any and all losses, liabilities, damages, claims, demands, actions and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises or arising from the occupancy or use by Tenant of the Premises by Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees (including without limitation, third party claims arising from or related to any failure or interruption of services, Utilities or telecommunications supplied by Landlord), or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees or concessionaires on any part of the Premises. If Landlord, without actual fault on its part, is made a party to any litigation commenced by or against Tenant, Tenant shall hold Landlord harmless and shall pay all costs and legal fees incurred or paid by Landlord in respect of such litigation.

11.11
Extension of Rights and Remedies Every right, benefit, exemption from liability, defence, immunity and waiver of whatsoever nature applicable to Landlord under this Lease shall also be available and shall extend to benefit and to protect all other companies owned, operated or controlled by or affiliated with Landlord and the Manager (if any) and to protect their respective officers, directors, managers, consultants and employees and for such purposes Landlord and the Manager (if any) is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of such companies and persons.

PART 12 - DAMAGE AND DESTRUCTION

12.1
Damage to the Premises It is understood and agreed that, notwithstanding the other provisions of this Lease, should the Premises at any time be partially or wholly destroyed or damaged by any cause whatsoever or should demolition of the Premises be necessitated thereby or should the Premises become unfit for occupancy by Tenant:
(a)
subject as hereinafter provided in this section 12.1, Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by Landlord from its insurers following an election by the Mortgagee to apply all or any portion of such insurance proceeds against the debt owing to the Mortgagee as the case may be, reconstruct the Premises in accordance with Landlord's obligations to repair under the provisions of section 8.2 hereof. Upon substantial completion of Landlord's work, Landlord shall notify Tenant, and Tenant shall forthwith commence and expeditiously complete reconstruction and repair of the Premises, Leasehold Improvements and Trade Fixtures in accordance with Tenant's obligations to repair under the provisions of section 8.1 hereof;
(b)
rent shall not abate unless the Premises are rendered wholly or partially unfit for occupancy by such occurrence and in such event Rent, as of the date of such occurrence shall abate proportionately as to the portion of the Premises rendered unfit for occupancy, but only for the period and to the extent that proceeds of rental insurance are actually received by Landlord, or if earlier, only until thirty (30) days following receipt by Tenant of Landlord's notice given to Tenant as provided in subsection 12.1(a) hereof, at which time Rent shall recommence;
(c)
if, in the opinion of the Architect, such opinion to be given to Landlord and Tenant within thirty

(30) days of the date of such damage, the Premises cannot be repaired and made fit for occupancy within one hundred and eighty (180) days from the date of such damage (employing normal construction methods without overtime or other premium), then: (i) Landlord may by written notice to Tenant, given within thirty (30) days of receipt of such opinion of the Architect, elect to terminate this Lease, and (ii) if such damage occurs during the last Lease Year of the Term, as same may be extended or renewed, Tenant may by written notice to Landlord, given within thirty

(30) days of receipt of such opinion of the Architect, elect to terminate this Lease, and in either case Rent shall cease and be adjusted as of the date of such damage and Tenant shall immediately vacate the Premises and surrender same to Landlord; and

(d)
in no event, including termination of the Lease in accordance with the provisions of subsection 12.1(c) hereof, shall Landlord be liable to reimburse Tenant for damage to, or replacement or repair of any Leasehold Improvements, Trade Fixtures or any of Tenant's Property.
12.2
Damage to the Building INTENTIONALLY DELETED.

12.3
Architect's Certificate It is understood and agreed by Tenant that wherever a certificate of the Architect is required or deemed appropriate by Landlord, the certificate of the Architect shall bind the parties hereto as to completion of construction of the Premises and the availability of services, the percentage of the Premises destroyed or damaged and the number of days required to make repairs or reconstruct and the state of tenantability of the Premises, and the state of completion of any work or repair of either Landlord or Tenant.
12.4
Limitation Except as specifically provided in this Lease, there will be no reduction or abatement of Rent and Landlord will have no liability to Tenant by reason of any injury to or interference with Tenant's business or Tenant Property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building. Notwithstanding anything contained in this Lease, including sections 12.1 and 12.2, if the damage is caused by any act or omission of Tenant or those for whom Tenant is in law responsible then any Rent abatement shall be only for the period and to the extent that proceeds of rental insurance are actually received by Landlord (Landlord agrees to use commercially reasonable efforts to recover any such proceeds to which it may be entitled, but shall be under no obligation to commence nor maintain any legal action).

PART 13 - TRANSFERS BY TENANT

13.1
Transfers Tenant covenants that no Transfer affecting Tenant, this Lease, the Premises or the business of Tenant at the Premises shall be permitted or effective until Landlord's prior written consent to the Transfer is delivered to Tenant, which consent (without limiting Landlord's rights hereunder) will not be unreasonably withheld, so long as Tenant is not in default hereunder. Requests by Tenant to assign this Lease or sublet all or part of the Premises or to otherwise enter into a Transfer shall be in writing to Landlord accompanied by a copy of the proposed Transfer documents, full particulars of the proposed Transfer, the business and financial responsibility and standing of the proposed transferee, a copy of the Environmental Questionnaire attached hereto as Schedule 7 completed and certified by such proposed transferee, and such other information as Landlord may reasonably require. Prior to any consent being given by Landlord to Tenant's request, Landlord must be satisfied as to, among other things, the following:

(a) that the liability of Tenant to fulfil the terms, covenants and conditions of this Lease shall remain; (b) that the financial ability, credit rating, business reputation and standing of the proposed assignee, subtenant or transferee, as the case may be, is satisfactory to Landlord; (c) that Tenant has regularly and duly paid Rent and performed all of the covenants contained in this Lease, (d) that any Mortgagee will consent to such request; (e) that the proposed transferee has, or will enter into an agreement with Landlord agreeing to be bound by all of the terms, covenants and conditions of this Lease; and (f) that the proposed transferee's intended use of the Premises shall not increase the likelihood of a Discharge or other environmental contamination or damage. If Tenant requests Landlord's consent to any Transfer, Landlord may:

(a)
refuse its consent (acting reasonably, provided that it will be reasonable for Landlord to consider, among other things, those factors listed above); or
(b)
elect to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises, or if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion. If Landlord elects to cancel this Lease and so advises Tenant in writing, Tenant shall then notify Landlord in writing within fifteen (15) days thereafter of Tenant's intention either to refrain from such assigning or subletting or to accept the cancellation of the Lease (in whole, or in part). Failure of Tenant to deliver notice to Landlord within such fifteen (15) day period advising of Tenant's intention to refrain from such assigning or subletting, shall be deemed to be an acceptance by Tenant of Landlord's cancellation of this Lease (in whole, or in part, as the case may be). Any cancellation of this Lease pursuant to this section 13.1 shall be effective on the later of the date originally proposed by Tenant as being the effective date of transfer or the last day of the month which is not less than sixty (60) days following the date of Landlord's notice of cancellation of this Lease; or

(c)
grant its consent with such conditions, if any, as Landlord elects to impose, acting reasonably, which conditions may include but are not limited to:
(i)
the requirement that any transferee covenant directly with Landlord in writing to perform and observe such of the covenants, obligations and agreements of Tenant under this Lease as Landlord requires; and
(ii)
the requirement that any transferee deliver to Landlord the Environmental Questionnaire attached hereto as Schedule 6, certified by a senior officer of such transferee to be complete and accurate, disclosing no increased environmental risk.
13.2
Additional Requirements If Landlord agrees to grant its consent to any Transfer under section 13.1:
(a)
Tenant shall not permit or cause such Transfer to be completed except:
(i)
upon terms consistent with the terms of Tenant's request and information under section

13.1 (except to the extent modified by any conditions imposed by Landlord under section 13.1);

(ii)
upon conditions imposed by Landlord, if any, under section 13.1; and
(iii)
upon terms not otherwise inconsistent with the terms of this Lease;
(b)
Tenant shall cause to be executed and delivered by any party to the Transfer (including Tenant) such documentation as may be required by Landlord in connection with such Transfer;
(c)
if the basic and additional rent (net of reasonable out of pocket costs for commissions and legal fees directly related to such Transfer) to be paid by the transferee under the Transfer exceeds the Basic Rent and Additional Rent payable by Tenant hereunder, the amount of such excess shall be paid by Tenant to Landlord; and if Tenant receives from any transferee, either directly or indirectly, any consideration other than basic rent or additional rent for such Transfer, either in the form of cash, goods or services, Tenant shall immediately pay to Landlord an amount equivalent to such consideration;
(d)
if such Transfer shall not be completed within sixty (60) days after Landlord's consent is given, such consent shall expire and become null and void and Tenant shall not then allow or cause such Transfer to be completed without again complying with all the requirements of this Part 13; and
(e)
such consent shall not be effective unless and until Tenant shall have complied fully with this section 13.2 and section 13.3.
13.3
Landlord's Costs Prior to Landlord delivering any requested consent, Tenant shall pay Landlord's reasonable fees and costs incurred in processing each request by Tenant for consent to Transfer including all reasonable legal costs.
13.4
No Advertising Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other person to do so unless the text and format of such advertisement is approved in writing by Landlord, such approval not to be unreasonably withheld. No such advertisement shall contain any reference to the rental rate of the Premises.

13.5
No Release No Transfer or other disposition by Tenant of this Lease or of any interest under this Lease shall release Tenant from the performance of any of its covenants under this Lease and Tenant shall continue to be bound by this Lease. Tenant's liability under the Lease will continue notwithstanding the bankruptcy, insolvency, dissolution or liquidation of any transferee of this Lease or the termination of this Lease for default or the termination, disclaimer, surrender or repudiation of this Lease pursuant to any statute or rule of law. Furthermore, if this Lease is terminated for default or is terminated, disclaimed, surrendered or repudiated pursuant to any statute or rule of law, then, in addition to and without limiting Tenant's liability under this Lease, Tenant, upon notice from Landlord given within ninety (90) days after any such termination, disclaimer, surrender or repudiation, shall enter into a new lease with Landlord for a term commencing on the effective date of such termination, disclaimer, surrender or repudiation and expiring on the date this Lease would have expired but for such termination, disclaimer, surrender or repudiation and otherwise upon the same terms and conditions as are contained in this Lease with respect to the period after such termination, disclaimer, surrender or repudiation.

PART 14 - SALES AND FINANCINGS BY LANDLORD

14.1
Dispositions by Landlord Landlord, at any time and from time to time, may sell, transfer, lease, assign, or otherwise dispose of the whole or any part of its interest in the Premises and, at any time and from time to time, may enter into a Mortgage of the whole or any part of its interest in the Premises. In the event of such a disposition, other than a Mortgage, by Landlord, if the party acquiring Landlord's interest covenants to assume and perform the covenants of Landlord under this Lease, Landlord shall thereupon be released from all of its covenants under this Lease. If required by Landlord in connection with any sale, transfer, Mortgage or other disposition, Tenant shall, within five (5) business days of request, provide to Landlord, prospective Purchasers and Mortgagees, and their respective agents and consultants, access to the current financial statements of Tenant and any Indemnifiers, provided that if Tenant is listed on a recognized stock exchange in Canada or the United States, Tenant agrees to provide in lieu thereof, copies of Tenant's annual reports, quarterly reports and all other publicly distributed reporting materials.
14.2
Subordination and Postponement
(a)
Subject to subparagraph 14.2(b) immediately below, this Lease and the rights of Tenant in this Lease shall be subject and subordinate to any and all Mortgages and Tenant, on request by and without cost to Landlord, shall, within five (5) business days after such request, execute and deliver any and all instruments required by Landlord to evidence such subordination. Upon request by Tenant at the time of any request for confirmation of subordination, Landlord shall make reasonable commercial efforts to obtain from any Mortgagee, at Tenant's cost, an acknowledgement and assurance in writing addressed to Tenant, whereby such Mortgagee acknowledges that in the event of any such Mortgagee realizing upon the security, it will not disturb Tenant and will permit Tenant to remain in possession under this Lease in accordance with its terms, so long as Tenant is not in default.
(b)
Landlord, as to any Mortgage, and a Mortgagee, as to any Mortgage held by it, may, by notice to Tenant, elect at any time that this Lease and the rights of Tenant hereunder shall have, and shall be deemed to have always had, priority to such Mortgage(s). Tenant, on request by and without cost to Landlord, shall, within five (5) business days after such request, execute and deliver any and all instruments required by Landlord or the Mortgagee, as the case may be, to further evidence priority of this Lease over the Mortgage(s).
14.3
Attornment At any time after any of the following has occurred:
(a)
a Mortgagee delivers a notice of attornment; or

(b)
a Mortgagee takes possession of the Premises; or

(c)
the interest of Landlord is transferred to any person (a "Purchaser") by reason of foreclosure or other proceedings for enforcement of any Mortgage or by delivery of a transfer/deed or other conveyance,

Tenant shall at the option of the Mortgagee or the Purchaser, as the case may be, exercisable by notice in writing to Tenant, be deemed to have attorned to the Mortgagee or the Purchaser, as the case may be, upon receipt of such notice. Landlord, the Mortgagee or the Purchaser, as the case may be, may require Tenant to enter into all instruments required by Landlord, the Mortgagee or the Purchaser, as the case may be, to confirm such attornment. Upon such attornment the obligations of Tenant under this Lease shall continue in full force and effect upon all the same terms, conditions and covenants contained in this Lease.

14.4
Reliance Notwithstanding that a Mortgagee or a Purchaser is not a party to this Lease, it shall be entitled to rely upon and enforce the provisions of this Lease which are stated to be for its benefit and, without limitation, the Mortgagee shall be entitled to act as agent for Landlord to the extent necessary to enforce any such provisions.

PART 15 - DEFAULT

15.1
Landlord May Perform Tenant's Covenants If Tenant is in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default shall have continued for a period of ten (10) consecutive days (or such shorter period set out in this Lease) after notice by Landlord to Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied or, if by reason of the nature thereof, such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period (or such shorter period set out in this Lease), if Tenant shall fail to proceed promptly to cure the same or shall thereafter fail to prosecute the curing of such default with due diligence, Landlord, without prejudice to any other rights which it may have with respect to such default, may remedy such default and the cost thereof to Landlord together with interest at the Interest Rate thereon from the date such cost was incurred by Landlord until repaid by Tenant shall be treated as Additional Rent and added to the Rent due on the next succeeding date on which Basic Rent is payable.
15.2
Right to Distrain
(a)
Tenant agrees that Landlord shall have the right to distrain for any arrears of Rent without notice to Tenant, in addition to the other rights reserved to it. For such purpose Landlord shall have the right to enter the Premises as agent of Tenant either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatever on the Premises, and to sell the same at public or private sale and apply the proceeds of such sale on account of the Rent or in satisfaction of the breach of any covenant, obligation or agreement of Tenant under this Lease and Tenant shall remain liable for the deficiency, if any. Notwithstanding anything contained in any statute concerning commercial tenancies in the province in which the Building is located, (the "Act") or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods and chattels of Tenant at any time during the continuance of the Term shall be exempt from levy by distress for Rent and Tenant hereby waives all and every benefit that it could or might have under such Act. Upon any claim being made for such exemption by Tenant, or on distress being made by Landlord, this provision may be pleaded as an estoppel against Tenant in any action brought to test the right to the levying of distress upon any such goods.

(b)
In exercising its right to distrain, Landlord in addition to the rights reserved to it shall have the right:

(i)
to enter the Premises by force or otherwise without being liable for any prosecution therefor;

(ii)
to change the locks on the Premises in order to prevent the removal by Tenant or any other person of the goods and chattels which are being distrained without thereby re-entering the Premises or terminating this Lease; and

(iii)
to levy distress after sunset and before sunrise.

15.3
Landlord May Follow Chattels In case of removal by Tenant of the goods or chattels of Tenant from the Premises, Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Act or any successor legislation or other statute which may hereafter be passed to take the place of the Act or to amend the same.
15.4
Re-Entry
(a)
It is a condition of this Lease that when:
(i)
Tenant fails to pay when due any Rent, whether lawfully demanded or not, and such failure continues for three (3) days after notice from Landlord;

(ii)
Tenant is in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay Rent) and such default has continued for a period of ten

(10) consecutive days (or such shorter period set out in this Lease) after notice by Landlord to Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied, or, if by reason of the nature thereof, such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, if Tenant has failed to proceed promptly to cure the same or has thereafter failed to prosecute the curing of such failure with due diligence;

(iii)
an execution issues against any property located on the Premises of Tenant or any Indemnifier (if applicable) and remains outstanding for more than ten (10) days, or any receiver of any property located on the Premises of Tenant or any Indemnifier (if applicable) is appointed, or Tenant or any Indemnifier (if applicable) becomes insolvent or makes application for relief from creditors under the provisions of any statute now or hereafter in force, or files a notice of intention or a proposal, makes an assignment in bankruptcy, has a receiving order made against it or otherwise becomes bankrupt or insolvent, or any action, steps or proceedings whatever, are taken with a view to the winding up, dissolution or liquidation of Tenant or Indemnifier (if applicable), or with a view to the restructuring or compromise of any debt or other obligation of Tenant or Indemnifier (if applicable);

(iv)
any insurance policy on the Building is actually cancelled or not renewed or threatened to be cancelled or not renewed by any insurer by reason of any particular use or occupation of the Premises and Tenant has failed to remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation within forty-eight (48) hours following receipt by Tenant of written notice from Landlord;

(v)
the Premises have been or are in the process of being abandoned, or the Premises have been used or occupied by any other person or persons other than Tenant or any person permitted by Part 13 or Schedule 7 hereof; or

(vi)
Tenant or any Related Corporation is in default of any of its covenants, obligations or agreements under any lease or other written agreement between it and Landlord and such default shall have continued for such period of time that Landlord's remedies have become exercisable thereunder;

(vii)
Tenant has not discharged or vacated any lien referred to in subsection 8.4 (i) within the time period specified therein;

(viii)
Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business); or

(ix)
termination of this Lease by Landlord is permitted for cause under any other part of this Lease or in law;

then, and in any of such events, the then current month's Rent together with the Rent for the three

(3) months next ensuing shall immediately become due and payable, and at the option of Landlord the Term shall become forfeited and void, and Landlord without notice or any form of legal process whatever may forthwith re-enter the Premises or any part thereof in the name of the whole and repossess the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. Landlord may expel all persons and remove all property from the Premises and such property may be removed and sold or disposed of by Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant without Landlord being considered guilty of trespass or conversion or becoming liable for any loss or damage which may be occasioned thereby, provided, however, that such forfeiture shall be wholly without prejudice to the right of Landlord to recover arrears of rent and damages for any antecedent default by Tenant of its covenants under this Lease. Should Landlord at any time terminate this Lease by reason of any such event, then, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur as a result of such termination.

(b)
Notwithstanding any termination of this Lease, Landlord shall be entitled to receive Rent and Rental Taxes up to the time of termination plus accelerated rent as herein provided and damages including but not limited to:

(i)
damages for the loss of Rent suffered by reason of this Lease having been prematurely terminated;

(ii)
the costs of reclaiming and repairing the Premises; and

(iii)
solicitor’s fees and disbursements on a solicitor and his client basis, or a substantial indemnity basis, whichever is greater.

15.5
Acceptance of Rent Non-Waiver No receipt of monies by Landlord from Tenant after the termination of this Lease shall reinstate, continue or extend the Term, or affect any notice previously given to enforce the payment of Rent then due or thereafter falling due or operate as a waiver of the right of Landlord to recover possession of the Premises by proper action, proceeding or other remedy; it being agreed that, after the service of a notice to cancel or terminate this Lease and after the commencement of any action, proceeding or other remedy, or after a final order or judgment for possession of the Premises, Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of Landlord on account of Tenant's liability hereunder.
15.6
Rights Cumulative The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord shall be deemed to be in exclusion of any other rights or remedies provided in this Lease or by law or in equity.

15.7
Landlord Default If Landlord is in default, Tenant shall not have or exercise any right or remedy with respect thereto unless such default continues for thirty (30) days or such longer period as may be reasonably required in the circumstances to cure such default after notice by Tenant to Landlord specifying reasonable details of the default and requiring it to be remedied.
15.8
Rights of Mortgagees If at any time during the currency of a Mortgage, notice of which has been given to Tenant, Landlord shall be in default under this Lease and such default would give rise to a right in Tenant to terminate this Lease, Tenant, before becoming entitled as against the holder of such Mortgage to exercise any right to terminate this Lease shall give to such Mortgagee notice in writing of such default. Such Mortgagee shall have thirty (30) days after the giving of such notice, or such longer period as may be reasonable in the circumstances, within which to remedy such default, and if such default is remedied within such time Tenant shall not by reason thereof terminate this Lease. The rights and privileges granted to any such Mortgagee by virtue of this section shall not be deemed to alter, affect or prejudice any of the rights and remedies available to Tenant as against Landlord. Any notice to be given to such Mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address of which Tenant has notice.

PART 16 - NOTICES AND CERTIFICATES

16.1
Notices Any notice required or contemplated by any provision of this Lease shall be given in writing and shall be signed by the party giving the notice, addressed, in the case of Landlord to it only at the address shown in Part 1; in the case of notice to Tenant to it at the Premises or at the address shown in Part 1; and in the case of notice to the Indemnifier, if applicable, to it at the address shown in Part 1, in each case delivered or sent by facsimile or by registered mail, postage prepaid, return receipt requested. For the purposes of this Lease, electronic messaging and electronic mail shall not be considered notice in writing. Notice shall be conclusively deemed to have been given and received, if delivered or sent by facsimile, at the time of such delivery or the time of sending by facsimile, in either case, unless received on a non-business day or after 5:00 p.m. on a business day, in either of which events such notice shall be deemed to have been given and received on the next business day, or if mailed, on the fifth (5 th) day of regular mail service after such mailing. If two or more persons are named as Tenant, any notice given under this Lease to Tenant shall be deemed to have been sufficiently given if delivered, sent by facsimile or mailed in the foregoing manner to any one of such persons. Any party hereto may, by ten (10) days prior notice to the other(s), from time to time designate another address in Canada to which notices thereafter shall be addressed. Any notice to be given by Landlord may be signed and given by Landlord or by the Manager or by Landlord's solicitors.
16.2
Certificates Landlord and Tenant respectively agree that within ten (10) days after a written request therefor, they shall execute and deliver to the other or to such person as may be identified in the written request (but in no event more than twice in any year) a written statement certifying that this Lease is unmodified and is in full force and effect (or if modified stating the modifications and that this Lease is in full force and effect as modified), the amount of the Basic Rent and the date to which it as well as all other charges under this Lease have been paid, whether or not there is any existing default on the part of Landlord or Tenant of which the person signing the certificate has notice and giving as well such further information as the person requesting the certificate shall reasonably require.

PART 17 - ADDITIONAL PROVISIONS

17.1
Registration on Title Tenant shall not register this Lease on the title to the Lands; however, Tenant after having paid to Landlord the sum of five hundred ($500.00) as an additional deposit which Landlord may use to defer costs incurred in removing such registration at the end of the Term, may register a Notice of Lease on title to the Lands, at its sole cost, provided such Notice of Lease shall describe only the parties, the Premises, the Term and any renewals, and shall authorize and direct the Land Registrar to delete such instrument upon the expiration of the Term, unless notice of renewal is registered by Tenant with Landlord's approval, without further authorization. Such Notice of Lease shall be prepared by Tenant's solicitors, and shall be subject to the prior written approval of Landlord and its solicitors, and shall be registered at Tenant's expense. Upon expiry or termination of this Lease, Tenant shall forthwith remove or discharge from registration any such Notice of Lease and upon receipt by Landlord from Tenant of reasonable evidence of such removal or discharge, Landlord will return such additional deposit to Tenant.
17.2
Name of Building Landlord will have the right, after thirty (30) days notice to Tenant, to change the name, number or designation of the Building or any part thereof, during the Term without liability of any kind to Tenant.
17.3
Relocation INTENTIONALLY DELETED.
17.4
Demolition Notwithstanding anything contained in this Lease to the contrary, if Landlord intends to demolish, renovate, remodel or alter the Building to such an extent that Landlord requires possession of the Premises, then Landlord, upon giving Tenant one hundred and eighty (180) days written notice, shall have the right to terminate this Lease, in which event this Lease shall expire on the expiration of one hundred and eighty (180) days from the date of giving of such notice without compensation of any kind to Tenant except for the payment by Landlord to Tenant of an amount equal to the unamortized portion of the cost to Tenant (less any allowances paid by Landlord or the amount of any rent free period or rent credits granted by Landlord herein) of Tenant's Leasehold Improvements (amortized on a straight line basis over the shorter of the useful life of such Leasehold Improvements or the Term of this Lease remaining at the time of installation thereof, and determined as of the date of termination).
17.5
Expropriation Landlord and Tenant shall co-operate in respect of any expropriation of all or any part of the Premises so that each party may receive the maximum award to which it is entitled in law. If the whole or any part of the Premises are expropriated, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the expropriating authority takes possession thereof. If, in the case of partial expropriation of the Premises this Lease is not frustrated by operation of governing law and such expropriation does not render the remaining part of the Premises untenantable for the purposes of this Lease, Tenant and Landlord shall restore the part not so taken in accordance with their respective repair obligations under the provisions of Part 8 of this Lease. In this section the word "expropriation" shall include a sale by Landlord to any authority with powers of expropriation, in lieu of or under threat of expropriation.
17.6
Landlord and Tenant Relationship No provision of this Lease is intended to nor creates a joint venture or partnership or any other similar relationship between Landlord and Tenant, it being agreed that the only relationship created by this Lease is that of landlord and tenant.
17.7
Joint and Several If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and to perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.
17.8
Limitation of Landlord's Liability Tenant covenants and agrees that notwithstanding any provision to the contrary in this Lease:

.1
any liability of Landlord under this Lease shall be limited to its interest in the Building from time to time. If Landlord consists of more than one person, the liability of each such person shall be several and be limited to its percentage interest in the Building;

.2
if a real estate investment trust and/or a person controlled by a real estate investment trust (each being a "REIT Entity") is or becomes Landlord hereunder, each of the covenants, indemnities, agreements and obligations of Landlord hereunder shall not be personally binding upon any trustee thereof, any registered or beneficial holder of units in the REIT Entity (a "Unitholder"), any annuitant under a plan of which a Unitholder acts as trustee or carrier and/or any officers, directors, employees and/or agents of the REIT Entity and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing, but the property of the REIT Entity only shall be bound by such obligations. Any obligation of the REIT Entity set out in this Lease and/or in connection herewith from time to time shall to the extent necessary to give effect to such covenant, indemnity, agreement or obligation be deemed to constitute, subject to the provisions of the previous sentence, a covenant, indemnity, agreement or obligation of the trustees of the REIT Entity in their capacity as trustees of the REIT Entity only and without personal liability.

17.9
Authority Each of Tenant and Landlord represents and warrants to the other that it is duly formed and in good standing, and has full corporate or partnership authority, if applicable and as the case may be, to enter into this Lease, and has taken all corporate or partnership action, if applicable and as the case may be, necessary to make this Lease a valid and binding obligation, enforceable in accordance with its terms.
17.10
Lease Entire Agreement There are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease or the Premises save as expressly set out in this Lease and this Lease constitutes the entire agreement between Landlord and Tenant and may not be amended or modified except by instrument in writing of equal formality executed by Landlord and Tenant. The submission of this Lease for examination does not constitute an offer, a reservation of or option for the Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by both Landlord and Tenant, and if applicable and at Landlord's option, the Indemnifier.
17.11
Severability If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.
17.12
Survival of Tenant's Covenants All agreements, covenants and indemnifications in this Lease made by Tenant shall survive the expiration or earlier termination of this Lease, anything to the contrary in this Lease or at law notwithstanding.
17.13
Non Merger There shall be no merger of this Lease nor of the leasehold estate created hereby with the fee estate in the Lands or any part thereof by reason of the fact that the same person, firm, corporation or entity may acquire or own or hold directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or any such leasehold estate; and (b) the fee estate in the Lands or any part thereof or any interest in such fee estate. No such merger shall occur unless and until Landlord, Tenant and Landlord's Mortgagees (including a trustee for bondholders) shall join in a written instrument effecting such merger and shall duly record the same.
17.14
No Waiver No condoning or waiver by either Landlord or Tenant of any default or breach by the other at any time or times in respect of any of the terms, covenants and conditions contained in this Lease to be performed or observed by the other shall be deemed to operate as a waiver of Landlord's or Tenant's rights under this Lease, as the case may be, in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights or remedies of Landlord or Tenant under this Lease, as the case may be, in respect of any such continuing or subsequent default or breach. Unless expressly waived in writing, the failure of Landlord or Tenant to insist in any case upon the strict performance of any of the terms, covenants or conditions contained in this Lease to be performed or observed by the other shall not be deemed to operate as a waiver of the future strict performance or observance of such terms, covenants and conditions.

17.15
Governing Law This Lease shall be construed in accordance with the laws having application in the Province in which the Building is situate and the parties attorn to the exclusive jurisdiction of the courts of such Province to deal with all actions in respect of this Lease. The section headings of this Lease have been inserted for convenience of reference only and they shall not be referred to in the interpretation of this Lease. This Lease shall be read with all changes of gender and number required by the context. Time shall be of the essence of this Lease and each of the provisions hereof.
17.16
Confidentiality, Personal Information Tenant shall keep confidential all financial information in respect of this Lease, provided that it may disclose such information to its auditors, consultants and professional advisors so long as they have first agreed to respect such confidentiality. Any Tenant or Indemnifier that is an individual person consents to the collection and use of their personal information, as provided directly or collected from third parties, by Landlord for purposes of this Lease.
17.17
Successors and Assigns This Lease shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

17.18
Tenant's Review of Lease Tenant acknowledges and agrees that this Lease has been negotiated and approved by each of Landlord and Tenant and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either Landlord or Tenant by reason of the authorship of any provision contained in this Lease.

17.19
Counterparts and Electronic Execution This Lease may be executed in counterparts and by electronic signature technology (for example purposes, DocuSign or such similar electronic signature programs), each of which counterparts and electronic signatures so executed together shall constitute one and the same agreement. This Lease may be signed and/or transmitted by PDF and/or electronic transmission and reproduction and/or transmission of signatures by way of PDF and/or electronic transmission will be treated as though such reproduction were executed originals.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date first above written.

LANDLORD DREAM INDUSTRIAL TWOFER (GP) INC.

Per: /s/ Shane Henke

I have authority to bind the corporation

TENANT DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per: /s/ Richard Hunter

Name: Richard Hunter

Title: COO

I/We have authority to bind the corporation.

SCHEDULE 1

LEGAL DESCRIPTION

FIRST

PLAN 751LK BLOCK 4

LOT 9

CONTAINING 0.902 HECTARES (2.23 ACRES) MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS

SECOND PLAN 751LK BLOCK 4

LOT 10

CONTAINING 0.874 HECTARES (2.16 ACRES) MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS

THIRD PLAN 751LK BLOCK 4

LOT 11

CONTAINING 0.979 HECTARES (2.42 ACRES) MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS

SCHEDULE 2

[***]

SCHEDULE 3

DEFINITIONS

In this Lease, unless there is something in the subject matter or context inconsistent therewith:

"Additional Rent" means all amounts in addition to Basic Rent payable by Tenant to Landlord or any other person pursuant to this Lease, other than Rental Taxes.

"Additional Services" means any additional service, Utilities and/or supervision provided to Tenant by Landlord or by anyone authorized by Landlord and not otherwise expressly provided for as a standard service under this Lease, including without limitation, adjusting and balancing HVAC Facilities, cleaning of carpets, moving furniture, installation or removal of Leasehold Improvements, providing HVAC for periods in excess of Normal Business Hours and access and connection to fibre optics or other enhanced information technology, unless otherwise specifically provided in Schedule 7.

"Alterations" means any alterations, repairs, changes, replacements, additions, installations or improvements to any part of the Premises, Leasehold Improvements or Trade Fixtures implemented or carried out by or on behalf of Tenant.

"Applicable Laws" means all statutes, laws, by laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction in force from time to time.

"Architect" means the architect, surveyor or engineer from time to time appointed by Landlord.

"Assignment" means any transaction whereby any rights of Tenant under this Lease are transferred to anyone (whether immediately, conditionally or contingently) and includes an assignment or specific or floating charge whereby the interest of Tenant or the Premises is mortgaged or pledged as security for any indebtedness or other obligation and includes an assignment by operation of law and any change in the identity of the party having the right to possession or actually in possession of the Premises.

"Authority" means the federal, provincial, and municipal governments, the courts, administrative and quasi-judicial boards and tribunals and any other organizations or entities with the lawful authority to regulate, or having a power or right conferred at law or by or under a statute over, Landlord, Tenant, or the Premises including the businesses carried on therein;

"Basic Information" means the information set out in Part 1 of this Lease.

"Basic Rent" means the basic rent payable by Tenant pursuant to section 5.1 of this Lease.

"Building" means the building on the Lands forming part of the Premises, together with all pipes, wires, ducts, conduits, fixtures, sprinklers, elevators, escalators, HVAC Facilities and mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electrical power services and Utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed therein and thereon, and all alterations, additions, and replacements thereto, but excludes all Leasehold Improvements made, constructed, erected or installed therein by or on behalf of Tenant and any other tenant or occupant of premises therein.

"Business Taxes" means any business tax or assessment or any other tax, assessment, rate or levy imposed by any Authority having jurisdiction, in respect of, any business carried on, in, from or through the Premises or the whole or any part of the Building or any use, possession or occupancy of any property, premises or space in the Building.

"Capital Tax" means any tax or taxes payable by the Taxpayer to any taxing authority based upon or computed by reference to the value of the Premises or any part thereof or the paid-up capital or place of business of the Taxpayer, including without limitation provincial capital tax and federal large corporations tax. If the system of capital taxation shall be altered such that any new capital tax shall be levied or imposed in substitution or replacement for or in addition to Capital Tax from time to time levied or imposed, then any such new tax or levy shall be deemed to be Capital Tax or included in Capital Tax.

"Capital Tax for the Premises" is included in Operating Costs and for any Fiscal Period means the amount calculated by multiplying the aggregate book value to the Taxpayer of the Lands, Building and the Premises (and all equipment used in connection therewith) by the applicable Capital Tax rate imposed, from time to time, by the taxing authority having jurisdiction. Aggregate book value shall be net of depreciation and amortization for financial statement purposes and determined as at the end of such Fiscal Period and may be imputed by Landlord (i) as if the Lands, Building and Premises was the only property of the Landlord, but with any applicable tax exemption allocated equitably by Landlord amongst all of its properties and/or assets, and (ii) on the basis of the Landlord's determination of the amount of capital attributable to the Lands, Building and Premises. The parties acknowledge that Capital Tax for the Lands, Building and Premises is an approximation based upon the concept of Capital Tax, and is not necessarily the actual Capital Tax paid or payable by the Taxpayer in respect of the Lands, Building and Premises. If the calculation or basis of Capital Tax changes then Landlord may adjust the calculation or basis of such amount to reasonably reflect such change.

"Change in Control" means, in the case of any corporation or partnership, the transfer, by sale, assignment, operation of law, transmission on death, mortgage, trust, issuance from treasury, cancellation or redemption, or otherwise, of any shares, voting rights or interest, which will result in a change of the identity of the person exercising, or who might exercise, effective control of such corporation or partnership whether directly or indirectly, unless such change occurs as the result of trading in shares listed upon a recognized stock exchange.

"Carbon Offset Costs" means the cost of purchasing tradeable units, denominated in tonnes of CO2, or the CO2 equivalent using the global warming potential of other Greenhouse Gases, where the purchase of such tradeable units is necessary to ensure compliance of the Building with any required target Greenhouse Gas emission level or energy consumption level as prescribed by Applicable Laws.

"Carbon Offset Credits" means tradeable units, denominated in tonnes of CO2 or other Greenhouse Gas, or the CO2 equivalent using the global warming potential of other Greenhouse Gases, the tradeability of which may be permitted voluntarily in a given market or legislatively by any Authority, and which tradeable units may be created as a result of activities undertaken by either the Landlord or the Tenant which cause, directly or indirectly, measurable Greenhouse Gas emission reductions within or in respect of the Building and that have financial or exchange value in the regulatory or voluntary trading market.

"Carbon Tax" means the aggregate of all taxes, rates, duties, levies, fees, charges and assessments whatsoever, imposed, assessed, levied, confirmed, rated or charged against or in respect of the consumption by the Landlord in or at the Building of electricity, natural gas, propane or any other fossil fuel used to produce energy, such as heat, light or electricity, for the Building or any part of it or levied in lieu thereof, and levied against the Landlord or the Building by any Authority having jurisdiction.

"Commencement Date" is defined in section 1.7 hereof.

"CO2" means carbon dioxide.

"Contaminant" means any solid, liquid, organic or gaseous substance, any Hazardous Waste, any Toxic Substances, any odour, heat, sound vibration, radiation or combination of any of them the presence or Discharge of which may or that may, if Discharged, have an adverse effect on the environment or on people, property or the normal conduct of business.

"Discharge" means any spill, release, escape, leak or movement of a Contaminant into the environment, the indoor or outdoor air, into or onto the ground, into the surface water or ground water, into the sewers or any watercourse, or into, onto or from the Premises.

"Energy Management Plan" means the Landlord's plan for energy useage and consumption at the Building further to the Environmental Sustainability Program.

"Environmental Assessment" means an inspection and investigation of the Premises by an independent consultant approved by Landlord, together with such tests, surveys and inquiries as Landlord or such consultant deems advisable in the circumstances into the use, transport, storage, disposal, handling, sale, manufacture or Discharge of any Contaminant in, on or about the Premises by Tenant, and/or into the condition or status of the Premises in relation to possible contamination by any Contaminant, and shall include the consultant’s written report addressed and delivered to Landlord summarizing the nature and results of all inspections, tests, surveys and inquiries conducted, and the consultant’s recommendations for any remedial or precautionary actions that are or may be required under Environmental Law in the circumstance;

"Environmental Claim" means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, and without limitation, all solicitors’ fees on a solicitor and own client basis) relating to, arising out of, resulting from or in any way connected with the presence of any Contaminant at the Premises, including, without limitation, all costs and expenses of any remediation or restoration of the Premises and/or any property adjoining or in the vicinity of the Premises required by Environmental Law;

"Environmental Law" means the statutes, regulations, policies, directives, orders, approvals and other legal requirements of an Authority or of the common law which affect the Premises, and Landlord's or Tenant's business, and which impose any obligations relating to the protection, conservation or restoration of the environment, the Premises.

"Environmental Sustainability Program" means those provisions set forth in Schedule 8

"Environmental Questionnaire" means the environmental questionnaire attached as Schedule 7 to this Lease.

"Fiscal Period" means the period (not to exceed twelve (12) months) designated as such from time to time by Landlord.

"Greenhouse Gases" means any or all of CO2, methane (CH4), nitrous oxide (N2O), Sulphur Hexafluoride (SF6), Perfluoromethane (CF4), Perfluoroethane (C2F6), Hydrofluorocarbons (HFC's), any substance designated as a greenhouse gas by Applicable Laws or any other substance that is the subject of reporting obligations pursuant to any Authority and "Greenhouse Gas" means any one of them.

"Gross Revenue" means all Basic Rent, Additional Rent, earned interest, commissions, royalties, bonuses, Operating Cost recoveries, revenue, if any, from any parking facilities, damage recoveries, tax recoveries, insurance proceeds relating to lost revenue and all other amounts, rights and benefits of any kind whatsoever actually received, receivable or derived by the Landlord from the Building, all calculated in accordance with generally accepted accounting principles and practices consistent with the commercial real estate industry in Canada including, without limitation, an amount deemed to be received for any rent-free period calculated on the basis of the monthly rent payable immediately following the rent-free period under a Tenant's lease.

"Hazardous Waste" means any hazardous waste, hazardous product, deleterious substance, special waste, liquid industrial waste, bio-medical waste, dangerous goods or substance which is controlled or regulated under Environmental Law. For ease of reference, this includes, but is not limited to, any waste which is composed in whole or in part of substances which are: (i) corrosive, (ii) ignitable, (iii) pathological, (iv) radioactive, (v) reactive, or (vi) toxic; and liquid waste, whether or not from a commercial or industrial process, that cannot lawfully be disposed of through the municipal sewers.

"HVAC" means heating, ventilating or cooling or any combination thereof.

"HVAC Facilities" means facilities and equipment used for or in connection with the provision and supply of HVAC, as from time to time existing.

"Indemnifier" includes each Indemnifier named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be.

"Interest Rate" means interest at a rate equivalent to three (3%) per cent per annum in excess of the prime lending rate of a Canadian bank designated by Landlord where the prime lending rate of such bank means the rate of interest (now commonly known as that bank's "prime rate"), expressed as a rate per annum, charged by such bank in Toronto on commercial demand loans made by it in Canadian dollars at such time to its most creditworthy borrowers.

"Landlord" includes Landlord named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be.

"Lands" means the lands described in Schedule 1 annexed hereto as supplemented or diminished from time to time by Landlord.

"Lease" means this document as originally signed, sealed and delivered and as amended, in writing, from time to time.

"Lease Year" in the case of the first lease year means the period beginning on the Commencement Date and terminating on the first anniversary of the last day of the month in which the Commencement Date occurs, unless the Commencement Date is the first day of a month, in which event the first lease year terminates on the expiration of the period of twelve (12) months thereafter. Each subsequent lease year commences on the first day following the expiration of the preceding lease year and terminates on the earlier of the expiration of twelve (12) months thereafter or on the expiration or sooner termination of this Lease.

"Leasehold Improvements" means all items generally considered to be leasehold improvements, including, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of Tenant, whether by Landlord, Tenant or any other party, or by any previous occupant of the Premises, including without limitation, any stairways for the exclusive use of Tenant, all fixed partitions, light fixtures, plumbing fixtures however affixed and whether or not movable, and all wall-to-wall carpeting other than carpeting laid over finished floors and affixed so as to be readily removable without damage, and all water, electrical, gas and sewage facilities, all HVAC Facilities exclusively serving the Premises, all telephone and other communication and information technology wiring and cabling leading from the base building facilities and distribution panel to facilities located in the Premises, all cabinets, cupboards, shelving and all other items which cannot be removed without damage to the Premises; but excluding Trade Fixtures, Tenant Property, unattached or free-standing partitions and equipment not in the nature of fixtures.

"Manager" means Landlord's manager for the Building who may be changed from time to time and who is Dream Industrial Management Corp. at the date of signing this Lease.

"Mortgage" means any mortgage, charge or security instrument (including a deed of trust or mortgage securing bonds) and all extensions, renewals, modifications, consolidations and replacements of any of the foregoing which now or hereafter affect the Premises or any part thereof.

"Mortgagee" means the mortgagee, chargee or other secured party (including a trustee for bondholders), as the case may be, who from time to time holds a Mortgage.

"Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday to Friday of each week except any statutory holiday or civic holiday in the municipality where the Building is located.

"Operating Costs" has the meaning provided in Schedule 5.

"Operating Standards" means the rules, procedures and requirements as amended and supplemented from time to time, initially as set forth in Schedule 4 to this Lease, governing the manner in which Tenant and others doing business in the Premises shall operate and conduct their businesses and utilize the Premises.

"Person" means any individual, corporation, partnership, trust, other legal entity or other business association and includes a government or departmental subdivision or agency thereof.

"Premises" means the Lands, the Building and all other buildings, structures, and improvements from time to time erected on the Lands, together with all fixtures, sprinklers, elevators, escalators, HVAC Facilities and mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electrical power services and Utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed therein and thereon, and all alterations, additions, and replacements thereto.

"Project" means the Lands, the Building and all other buildings, structures, and improvements from time to time erected on the Lands, together with all fixtures, sprinklers, elevators, escalators, HVAC Facilities and mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electrical power services and Utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed therein and thereon, and all alterations, additions, and replacements thereto, and includes the Common Areas.

"Realty Taxes" means all real estate, municipal or property taxes (including local improvement rates), levies, rates, duties, and assessments whatsoever imposed upon or in respect of any real property from time to time by any Authority, which may be levied or assessed against the Premises or any part thereof, or Taxpayer due to its ownership thereof, and any and all taxes which may, in the future, be levied on the Premises or any part thereof, or Taxpayer due to its ownership thereof in lieu of realty taxes or in addition thereto and the cost to Taxpayer of appealing such levies, rates, duties and assessments, together with a 15% administration fee on all such taxes and amounts.

"REIT Entity" shall have the meaning provided in Section 17.8.

"Related Corporation" means a holding corporation, subsidiary corporation or affiliate of Tenant, as each of those terms is defined in the business corporations act or similar statute of the Province in which the Building is located.

“Renewable Energy Credits” are a market-based instrument that certifies the bearer owns one megawatt-hour (MWh) of electricity generated from a renewable energy resource. Once the power provider has fed the energy into the grid, the REC received can then be used for own use or traded on the open market. RECs can go by other names, including Green Tags, Tradable Renewable Certificates (TRCs), or Renewable Electricity Certificates.

"Rent, rent, Rental or rental" means all payments and charges payable by Tenant pursuant to this Lease, including without limitation the Basic Rent and the Additional Rent.

"Rentable Area" shall have the meaning provided in section 5.7.

"Rental Taxes" means any tax or duty imposed upon Landlord or Tenant on or in respect of this Lease, the payments made by Tenant hereunder or the goods and services provided by Landlord, including but not limited to the rental of the Premises and provision of administrative services to Tenant or to others whether existing at the date hereof or hereinafter imposed by any Authority, including without limitation goods and services tax, use, consumption or value added tax, business transfer tax, retail sales tax, federal sales tax, harmonized sales tax, excise taxes or duties, or any tax similar to any of the foregoing.

"Sublease" means any transaction other than an assignment whereby any right of use, occupancy or possession (whether exclusive, non-exclusive, permanent or temporary) relating to the whole or any part of the Premises is conferred upon anyone (whether immediately, conditionally or contingently) and includes but is not limited to any sublease, sub-sublease, concession, franchise, licence agreement or any other arrangement (such as but not limited to a management agreement) conferring any such right of use, occupancy or possession and whether or not Tenant is a party thereto.

“Sustainability Attributes” are referred to as any environmental and/or social benefit received/incurred as a part of a project. This includes but not limited to GHG emissions reduction, climate change resilience and adaptation, positive social impact across supply chain, and responsible procurement.

"Sustainable Design Criteria Manual" means Landlord's manual, as amended and supplemented from time to time, setting out standards and procedures applicable to any work or material for the Premises including preparation and approval of plans and the conduct and completion of Tenant's work whether at the beginning or at any time during the Term. Such manual shall provide for architectural, mechanical and Utilities standards, specifications and criteria established by Landlord, from time to time, for rentable premises in the Building, including but not limited to standards, specifications and criteria for all interior improvements.

"Taxpayer" means Landlord and each of the entities constituting Landlord and each of the owners of the Building, as the case may be. In the event that the Landlord or any of the entities constituting Landlord are not corporations against which Capital Taxes are exigible, including general and limited partnerships, then Taxpayer shall include any corporate owner of Landlord or any of the entities constituting Landlord required to include in computing its paid-up capital its share of the amounts that would be components of the paid-up capital of Landlord if Landlord were a corporation against which Capital Taxes are exigible.

"Tenant" includes Tenant named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be.

"Tenant Property" means the Tenant's chattels, merchandise and personal effects.

"Term" means the initial term of this Lease as set out in section 1.7 hereof, as same may be extended or renewed.

"Toxic Substances" means any substance which is designated to be toxic or hazardous by an Authority.

"Trade Fixtures" means all items generally considered to be trade fixtures, including, without limitation, equipment or fixtures used by Tenant in its business and which have been installed in the Premises by or on behalf of Tenant, but notwithstanding the foregoing, shall not include any Leasehold Improvements, any part of the electrical, plumbing, mechanical or sprinkler equipment or systems, the HVAC Facilities or any floor coverings, wall coverings or any part of the ceiling, whether or not installed by Tenant or Landlord.

"Transfer" means any assignment, sublease, change in control, or parting with possession, or any other transaction or occurrence (including an expropriation, amalgamation, receivership or seizure by execution or other legal process) which has or might have the effect of changing the identity of Tenant or the person controlling Tenant, or, changing the identity of the person having lawful use, occupancy or possession of the whole or any part of the Premises, whether such change is or might be immediate, deferred, conditional, exclusive, non-exclusive, permanent or temporary.

"Unavoidable Delay" means any prevention, delay, stoppage or interruption in performance due to weather conditions, strikes, lockouts, labour disputes, lack of materials or supplies, legal or regulatory impediment, acts of God, the occurrence of enemy or hostile action, civil commotion, fire or other casualties or conditions, or due to any other causes beyond the reasonable control of the party obligated to perform where the effects of such casualty or contingency are not avoidable by the exercise of reasonable effort or foresight by such party (but does not include insolvency, lack of funds , inability to obtain financing, or other financial contingency).

"Unitholder" shall have the meaning provided in Section 17.8.

"Utilities" means water, gas, fuel, electricity, telephone, telecommunications, fibre optics and any other form of information technology systems and equipment, waste disposal and other utilities or services or any combination thereof other than HVAC.

SCHEDULE 4 OPERATING STANDARDS

1.
Tenant shall not perform any acts or carry on any practice which may injure the Premises or be a nuisance to any other occupant of the Premises.
2.
Tenant shall not burn any trash or garbage in or about the Premises. Garbage or refuse shall be placed in containers of a type approved by Landlord in writing, located inside the Premises or elsewhere in or upon the Premises, subject to Landlord's prior written consent, and shall be removed only at such time or times as Landlord shall from time to time advise Tenant.
3.
Tenant shall not keep or display any merchandise on, or otherwise obstruct, the exterior facilities or other areas adjacent to the Premises. Tenant shall not allow any merchandise, supplies, materials, garbage, refuse or other chattels to remain on any loading dock.
4.
Tenant shall not overload any floor of the Premises nor shall Tenant bring upon the Premises anything which might damage the Building.
5.
Tenant shall at all times keep the Premises in a clean and sanitary condition in accordance with Applicable Laws, directions, order, rules and regulations of any governmental or municipal agency having jurisdiction and shall keep all doorways, entrances and exits clear at all times to ensure proper exiting in the event of fire or evacuation of the Premises.
6.
At the commencement and throughout the Term, Tenant shall at its sole expense supply and install all light bulbs and tubes and maintain all necessary lighting fixtures.
7.
Tenant shall not grant any concessions, licences or permission to any third parties to sell or to take orders for merchandise or services in the Premises without the prior written consent of Landlord.
8.
Tenant agrees that Tenant will not carry on, or permit to be carried on, any business in the Premises under a name or style other than the name of Tenant, or call or permit the Premises or any business carried on therein, to be called by any name other than the name of Tenant, without the prior written consent of Landlord.
9.
Upon written notice from Landlord, Tenant shall within five (5) days furnish Landlord with the current provincial licence numbers of any vehicles owned or used by employees of Tenant.
10.
Tenant shall not install a security alarm system ("System") in the Premises without the written consent of Landlord. In the event Landlord gives consent for installation of a System in the Premises, Tenant shall remove such System at the expiration or earlier termination of this Lease and shall repair any damage caused by such installation or removal, all at Tenant's sole cost and expense. Landlord shall not be liable for any damages whatsoever either to such System or as a result of such System being activated as a result of Landlord's entry into the Premises pursuant to the provisions of this Lease.
11.
All glass, locks and trimmings of the doors and windows in or upon the Premises and in or upon the exterior walls of the Premises shall be kept whole and whenever broken shall be immediately replaced or repaired by and at the sole cost and expense of Tenant, with glass, locks and trimmings of the same quality and under the direction and to the reasonable satisfaction of Landlord. Provided that all repairs to or replacement of any locks shall only be done by a person specified by Landlord, subject to the foregoing provisions with respect to payment for such repairs and replacement. Tenant shall not place any additional lock, or replace any locks upon any door of the Building.
12.
No vehicles of any kind shall be parked on the parking lot(s) or driveways overnight except as specifically permitted in this Lease or in the normal course of Tenant's business.

13.
Tenant shall not store any equipment outside of the Premises.
14.
The loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways or corridors as Landlord shall designate in writing from time to time.
15.
Tenant shall install necessary fire extinguisher and safety equipment as required by local fire department and safety standards and shall maintain such equipment in good working order during the Term.
16.
No animals shall be allowed in or about the Premises at any time.
17.
Landlord shall have the right to revoke or amend any rule or regulation or to issue further rules and regulations and any amended or further rules and regulations shall be binding upon Tenant, provided same are not arbitrary and do not conflict with any of the provisions of this Lease.

SCHEDULE 5 OPERATING COSTS

"Operating Costs" means the total direct and indirect cost and expense, without duplication, incurred or accrued whether by Landlord or by others on behalf of Landlord and allocated or attributed by Landlord for each Fiscal Period designated by Landlord to the discharge of its obligations under this Lease and with respect to the ownership, administration, operation, management, maintenance, improvement, insuring, cleaning, supervision, rebuilding, replacement and repair of the Premises.

A.
Inclusions

Without limiting the generality of the foregoing, Operating Costs shall include, if provided by Landlord or by others on behalf of Landlord, without duplication and subject to Parts B (Limitations) and C (Calculations and Adjustments) listed below, all costs in respect of:

(a)
providing and maintaining security, traffic control, landscaping, gardening, snow clearing and salting and refuse removal;
(b)
heating, air conditioning and ventilating the Premises and investigating and remedying air quality issues, if any;
(c)
providing hot and cold or tempered water, electricity (including lighting) and all other Utilities to all parts of the Premises not otherwise paid by tenants;
(d)
window cleaning;
(e)
all insurance which Landlord is obligated or permitted to obtain under this Lease and the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;
(f)
all rented or leased equipment acquired for the operation or maintenance of the Premises;
(g)
accounting in connection with the Premises including computations required for the imposition of charges to tenants and audit fees incurred for the determination of any costs hereunder and the reasonable costs of collecting and enforcing payment of such charges;
(h)
all equipment acquired for the operation or maintenance of the Premises;
(i)
any improvement, replacement, repair or alteration whether with respect to buildings, improvements, equipment, fixtures or otherwise and whether on-site or off-site which, in the opinion of the Landlord, is necessary to reduce or limit increases in Operating Costs or is required by the Landlord's insurance carriers or by any changes in the laws, rules, regulations or orders of any governmental authority having jurisdiction, including those necessary to comply with energy conservation, pollution and environmental control standards and the costs of any procedures required with respect thereto. If such improvements, replacements, repairs or alterations are of a capital nature, the cost thereof shall be amortized on a straight line basis over the useful life thereof as reasonably determined by Landlord, together with interest on the unamortized balance at the Interest Rate in effect at the first day of each fiscal year adopted by Landlord for the operation of the Premises;
(j)
investigating, testing, monitoring, removing, enclosing, encapsulating or abating any Contaminant which is in or about the Premises or any part thereof or which has entered the environment from the Premises, if the Landlord is required to do so or if, in the Landlord's opinion, it is actually or potentially harmful or hazardous to any person or to the Premises or any part thereof or to the environment not to do so;
(k)
repair, maintenance and operation of the Lands and the Building and Utilities and the repair, replacement, maintenance and operation of the mechanical, electrical, plumbing, heating and air-conditioning equipment and systems appurtenant thereto and the cost of complying with Environmental Law with respect to the Lands and the Building and the cost of complying with Environmental Law with respect to the Lands and the Building and all costs incurred in the reduction of Operating Costs, utility consumption and/or Greenhouse Gas emissions with respect to the Lands and the Building, and all costs incurred in the furtherance of the Environmental Sustainability Program, including all costs related to modifying and operating the Building to achieve the objectives set out in the Environmental Sustainability Program

(l)
all costs incurred by Landlord in implementing or complying with any environmental initiatives recommended by industry associations, or which Landlord may otherwise deem reasonable, whether in accordance with recommendations by industry associations or on its own accord;
(m)
all costs related to modifying and operating the Building to achieve the objectives of the Environmental Sustainability Program;
(n)
costs incurred in order to comply with the Environmental Sustainability Program, including, without limitation, those costs set out as Operating Costs in the Environmental Sustainability Program and third party audits relating to Utilities and waste;
(o)
maintenance, monitoring, repairs and replacements to or in respect of the Premises including without limitation those resulting from normal wear and tear and otherwise and including those necessary with respect to the roof or any parking area or facility;
(p)
maintenance, monitoring, repairs, replacements and improvements to systems in the Premises including, without limitation, the heating, ventilating, air conditioning, fire sprinkler, energy-saving, and security systems and devices, and telecommunications and information technology;
(q)
operating, improving, maintaining and repairing any common holding and receiving areas and truck docks;
(r)
amortization of maintenance and cleaning equipment, machinery, tools, fixtures, equipment and facilities which by their nature require periodic substantial repair or replacement amortized on a straight line basis over the useful life thereof as reasonably determined by Landlord, together with interest on the unamortized balance at the Interest Rate in effect at the first day of each fiscal year adopted by Landlord for the operation of the Premises;
(s)
the annual amortization (on a straight line basis over the useful life as reasonably determined by Landlord) of the capital cost of any repairs, modifications, replacements or additions to the Premises and/or the machinery and equipment therein and thereon and/or the cost of any payments arising under any operating leases relating to the aforementioned items together with interest on the unamortized balance at the Interest Rate in effect at the first day of each fiscal year adopted by Landlord for the operation of the Premises;
(t)
the amount of all salaries, wages, fringe benefits and other contributions or expenses paid to or for the benefit of or relating to employees and others engaged either full-time or part-time in the operation or maintenance of the Premises, provided that Landlord shall allocate on a reasonable basis the costs of any personnel not engaged full-time in the operation or maintenance of the Premises amongst the Premises and other properties served by them;
(u)
amounts paid for service contracts with independent contractors;
(v)
energy audits, conservation studies and other measures taken to conserve energy or reduce costs or liability;
(w)
renting, operating and maintaining Premises signs and providing directional signage;
(x)
all other expenses of every nature incurred in connection with the maintenance and operation of the Premises;
(y)
direct supervision attributable to any of the above;
(z)
Business Taxes, if any, on the Premises;

(aa) any contest and appeal of Realty Taxes by Landlord and the cost of Realty Taxes not otherwise payable by tenants of the Premises;

(bb) Rental Taxes payable by Landlord on the purchase of goods and services included in Operating Costs except as excluded under Part B below;

(cc) Capital Tax for the Premises (but solely to the extent Landlord is liable to pay same), Carbon Tax and Carbon Offset Costs;

(dd) all costs related to the furnishing, equipping, staffing and operation of a regional or on-site administrative office serving the Premises, including the fair rental value (having regard to rentals prevailing from time to time for similar space) of space occupied by the employees or contractors of Landlord or an outside contractor for day to day management, administrative and supervisory purposes relating to the Premises, and in the case of a regional office, the costs will be apportioned by Landlord amongst the buildings served by it on an equitable basis; and

(ee) a management fee equal to [***]% of Gross Revenue from the Building.

B.
Limitations

In determining Operating Costs, the cost (if any) of the following shall be excluded or deducted, as the case may be:

(a)
major repairs to structural components that are required as a result of defective design or construction of such structural components;
(b)
interest on and retirement of debt under any Mortgage;
(c)
ground rent payable to the lessor under any ground or other lease pursuant to which Landlord has an interest in the Premises;
(d)
expenses relating to decorating or redecorating or renovating rentable space for tenants or occupants of the Premises and costs relating to tenant inducements, allowances or similar expenses;
(e)
all leasing expenses, real estate brokers' fees, leasing commissions, advertising and space planners' fees;
(f)
repairs or maintenance done for the direct account of other tenants;
(g)
net recoveries by the Landlord in respect of warranties or guarantees and insurance claims to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees or insurance claims have been charged as Operating Costs; and
(h)
the amount of any Rental Taxes paid or payable by Landlord on the purchase of goods and services included in Operating Costs which may be available to be claimed by the Landlord as a credit in determining Landlord's net liability or refund on account of Rental Taxes but only to the extent the Rental Taxes are included in Operating Costs.

C.
Calculations and Adjustments

In computing Operating Costs:

(a)
where any amount, cost or expense is to be determined, allocated, apportioned or attributed, Landlord shall act reasonably in determining and applying criteria which are relevant to doing so and Landlord may retain engineering, accounting, legal and other professional consultants to assist and advise in doing so;
(b)
if Landlord does not charge the full amount of any one or more of the foregoing costs and expenses in the Fiscal Period in which it is incurred, then any such uncharged portions may be charged in any subsequent Fiscal Periods and there shall be included interest at the Interest Rate on the uncharged portion of such costs and expenses from time to time outstanding;
(c)
any Operating Costs which are capital in nature as determined by Landlord in its discretion in accordance with generally accepted accounting principles, whether incurred before or during the Term and whether or not incurred by the party constituting Landlord at any time or its predecessor in title or interest, shall be amortized or depreciated as the case may be on a reasonable basis determined by Landlord in accordance with generally accepted accounting principles, and the amortized or depreciated, as the case may be, portion of such capital expense, together with Interest on the undepreciated or unamortized amount thereof, shall be included in Operating Costs for the Fiscal Period in which it is incurred and the subsequent Fiscal Periods until fully amortized or depreciated; and

(d)
indirect and offsite costs attributable to the operation, repair and maintenance of the Premises or incurred to reduce Operating Costs but not solely attributable to the operation, repair and maintenance of the Premises shall be determined and allocated by Landlord to Operating Costs acting reasonably.

D.
Reduction or Control of Operating Costs

Tenant shall comply with any practices or procedures that Landlord, acting reasonably, may from time to time introduce to reduce or control Operating Costs and shall pay, as Additional Rent, all costs, as determined by Landlord, acting reasonably, that may be incurred by the Landlord as a result of any non-compliance.

SCHEDULE 6

ENVIRONMENTAL QUESTIONNAIRE

[***]

SCHEDULE 7

SPECIAL PROVISIONS

1.
Tenant’s Work: The Tenant's Work (to be performed by Tenant at its sole risk and cost) shall consist of constructing the leasehold improvements and doing all work required to open for business, all in accordance with the Lease, Landlord's criteria and standards for the Building and in strict accordance with plans and specifications to be approved by Landlord before the commencement of any Tenant's Work. Prior to commencing any Tenant's Work, Tenant shall provide Landlord with an insurance certificate from its contractor's insurer confirming builder's risk and public liability coverage in an amount not less than $5,000,000 per occurrence and evidence that all required building and municipal permits and authorizations, if required, have been obtained.
2.
Option to Extend: So long as:
a)
the Lease has been executed and delivered by Tenant in form acceptable to Landlord;

b)
Tenant is not and has not been in default under the Lease;

c)
the Lease has not previously been terminated;

d)
no Transfer affecting Tenant, the Premises or the Lease has occurred;

e)
Tenant is itself occupying the entire Premises;

f)
No prior rights of existing tenants in the Building exist; and

g)
Tenant gives to Landlord written notice of its intention to extend the Term of the Lease not more than 12 months nor less than 9 months prior to the expiry of the Term,

Tenant shall have the right to extend the Term of the Lease for a further 3 years upon the terms and conditions contained in the Landlord’s then current form of lease amending agreement or lease, as determined by Landlord. To give effect to such extension, the Tenant shall execute the Landlord’s then current form of lease amending agreement or lease, subject only to those amendments that are agreed to by the Landlord and Tenant in writing, and provided that there shall be no further right of extension or renewal, no rent concessions, no Landlord's Work required, no fixturing period and no tenant allowance or any other amount payable by Landlord to Tenant, the rates for any storage space and/or parking spaces used by Tenant shall be the Landlord's then applicable rates and annual Basic Rent shall be equal to the greater of:

(i)
the annual Basic Rent payable during the last prior year of the Term; or

(ii)
the fair market annual Basic Rent for the Premises as agreed upon by the parties having regard to the finished condition of the Premises at the time of extension and having regard to then applicable basic rental levels for similar premises for a similar term in the Building and in similar buildings in the vicinity of the Building. The parties shall make all reasonable efforts to reach agreement as to the fair market annual Basic Rent for the extension term not less than three months prior to the commencement of the extension term, and failing such agreement, fair market annual Basic Rent for the extension term shall be fixed by three arbitrators, one to be chosen by each of Landlord and Tenant and the third to be chosen by the two arbitrators nominated by Landlord and Tenant pursuant to the provisions of the Arbitration Act of the province in which the Building is situate, and the decision of such Board of

2

Arbitration shall be final and binding upon the parties and the cost of such arbitration shall be borne equally by the parties and, except as otherwise provided for herein, the provisions of such Arbitration Act shall apply. Pending the award of the Board of Arbitration, Basic Rent shall continue at the same rate as before and all necessary adjustments shall be made upon release of the award.

SCHEDULE 8

ENVIRONMENTAL SUSTAINABILITY PROGRAM

SECTION 1 - ENVIRONMENTAL OBJECTIVES

1.1
Context

This Environmental Sustainability Program has been designed to encourage and promote the implementation of certain environmental objectives on the part of each of Landlord and Tenant. A breach by either Landlord or Tenant of any of the provisions of this Environmental Sustainability Program on the part of either Landlord or Tenant to be observed or performed, as the case may be, shall not constitute a default under this Lease, but the party committing such breach agrees, to the extent possible under the circumstances to use commercially reasonable efforts to co-operate with the other party to remedy such breach.

Landlord and Tenant shall each provide a point of contact to discuss issues related to sustainability and energy efficiency. Issues include, but are not limited to retrofit projects, billing concerns, energy efficiency upgrades, and data access.

Tenant sustainability contact:

Email: [***]

Phone: [***]

Landlord sustainability contact: Bonnie Crews, Director, Portfolio Management Email: [***]

Phone: [***]

1.2
Environmental Objectives
(a)
Tenant acknowledges Landlord's intention to operate the Building so as to provide for the following (collectively, the "Environmental Objectives"):
(i)
a comfortable, productive and healthy indoor environment;
(ii)
reduced energy use and reduced production, both direct and indirect, of Greenhouse Gases;
(iii)
reduced use of potable water and the use of recycled water where appropriate;
(iv)
the effective diversion of construction, demolition, and land-clearing waste from landfill and incineration disposal, and the recycling of tenant waste streams;
(v)
the use of cleaning products certified in accordance with EcoLogo (Canada), Green SealTM (United States) or equivalent standards;
(vi)
the facilitation of alternate transportation options for individuals attending at the Building where appropriate;
(vii)
the avoidance of high VOC construction materials and improvements within the Building and individual tenant premises where appropriate;
(viii)
the achievement of other specific targets pursuant to Section 1.3 of this Schedule 10 below; and
(ix)
compliance with the Building’s Energy Management Plan as well as the sustainability initiatives set out in the Tenant Sustainable Design Criteria Manual.
(b)
Landlord shall be entitled from time to time during the Term, to seek such other and further building certifications as may be reasonably necessary, in Landlord's sole opinion, to ensure the Building remains compliant with all Applicable Laws (including modifications thereto) or the requirements of any Authority, as well as certifications prevalent in the marketplace.
(c)
Landlord and Tenant agree to:

(i)
use their reasonable commercial efforts to achieve the Environmental Objectives and Goals as specified in the environmental policies in addition to section 1.3;

(ii)
constructively consult with each other on enhancements that may achieve the Environmental Objectives and consider undertaking any such enhancements; and

(iii)
constructively consult with each other on issues, events and circumstances likely to detract from achieving the Environmental Objectives.

1.3
Specific Objectives

Tenant acknowledges Landlord’s intention to develop, and maintain, specific environmental targets for the Building in several key areas. Landlord shall advise Tenant of Landlord’s targets, and any amendments thereto, from time to time, including the effect of Tenant's permitted use of the Premises (as set out in section 1.6 of this Lease) on Building services. Key areas are as follows:

(i)
electricity use, measured in kilowatt hours of the Premises per year (kWh/sf/ yr) electricity use intensity, measured in kilowatt hours per square foot of Rentable Area of the Building per year (kWh/sf/ yr);
(ii)
natural gas consumption, measured in cubic meters or gigajoule of the rentable area per year (m3/yr or GJ/yr); natural gas intensity, measured in cubic metres per square foot or gigajoule per square foot of Rentable Area of the Building per year (m3/sf/yr or GJ/m3/yr);
(iii)
water consumption, in litres per year or gallons per year (L/yr or gal/yr);
(iv)
waste generated, in tonnes per year ; waste diverted, in tonnes per year; waste diversion rate (percentage per year); and
(v)
indoor carbon dioxide (“CO2”) levels compared to outdoor CO2 levels, measured in Parts Per million (PPM), in accordance with the American Society of Heating, Refrigerating and Air-Conditioning Engineers (“ASHRAE”) standard 62.1-2007 or equivalent standard as it may be amended or replaced from time to time.

Landlord will develop and revise the above-noted targets from time to time.

1.4
Regulatory Standards

In the event that any Authority imposes a resource reduction target on the Building for any Utility or resource, then the Environmental Objectives set out in section 1.2 of this Schedule 10 above shall be deemed to have been amended so as to stipulate such resource reduction target and all changes required to be made by Landlord to the Environmental Sustainability Program, or which are necessitated as a result of such resource reduction target, shall be deemed to be included and permitted, as the case may be, pursuant to the provisions hereof.

1.5
Carbon Offsets, RECs and Project Sustainability Attributes

See section 7.7 of this Lease.

SECTION 2 - ENVIRONMENTAL SUSTAINABILITY PROGRAM IMPLEMENTATION

2.1
Tenant agrees to conduct its operations in the Building and within the Premises in accordance with the following provisions:
(a)
Comfortable, Healthy and Productive Indoor Environment
(i)
Landlord shall be entitled at any time and from time to time to undertake Greenhouse Gas production monitoring and testing, including testing within the Premises, on reasonable notice to Tenant and accompanied by a representative of Tenant if required, which representative Tenant agrees to make available.
(ii)
Tenant shall ensure that all work done within the Premises by Tenant or its representatives shall be undertaken in accordance herewith and with the Sustainable Design Criteria Manual.

Notwithstanding the foregoing, Tenant shall ensure that all paints, sealants and adhesives used or to be used within the Premises meet EcoLogoM or equivalent standards so as to ensure no or low emissions of VOC’s within the Building. Landlord may from time to time conduct tests to measure VOC’s within the Premises

(iii)
Tenant shall be in compliance with the Sustainable Design Criteria Manual with respect to furniture, fixtures, materials, supplies and equipment to be brought into the Premises.
(iv)
Tenant shall undertake its own cleaning of, or within, the Premises. Tenant shall require that in any cleaning contracts granted directly by it, the cleaning contractor shall use cleaning products certified in accordance with EcoLogoM or equivalent standards. Landlord shall reserve the right to approve, acting reasonably, any such Tenant cleaning contracts, but without liability. Tenant shall ensure that any cleaning contracts entered into by it require the cleaning contractor to comply with elements of the Environmental Sustainability Program applicable to Tenant. Any cleaning contracts let by Tenant in respect of specialized green facilities, such as waterless urinals, shall ensure the cleaning contractor properly understands the maintenance of such specialized green facilities.

(v)
At Tenant’s sole cost and expense, and subject to the approval, or requirement, of Landlord acting reasonably, Landlord shall purge Building air during a Tenant move in to minimize offgassing of wallpaper, carpet and furniture glues and dyes.

(b)
Reduce Indirect and Direct Energy Consumption and Greenhouse Gas Emissions
(i)
Tenant shall take reasonable steps to minimize its electrical consumption within the Premises such as, by way of example only, adopting conservation practices (e.g. reducing its use of lighting where unnecessary); the use of Energy Star equipment; the types of lighting, lighting switches, sensors and zones as may be specified in the Sustainable Design Criteria Manualfor the Building.
(ii)
Tenant shall be entitled at any time or from time to time to specify in writing that it wishes to have its electrical power consumption sourced or offset from renewable energy sources, and if it shall elect to do so, the cost of same shall be at Tenant's sole cost and expense, payable directly by it to the supplier so chosen.
(iii)
Landlord shall be entitled to benchmark, monitor and target itself against any building rating system, including EnergyStar Portfolio Manager, for electrical, natural gas, water or other resource consumption on a monthly basis.
(iv)
Landlord shall operate Common Areas in accordance with, and use its reasonable efforts to cause other tenants to operate in conformity with, the Environmental Objectives.
(i)
If applicable, Tenant shall purchase energy from on-site renewables as provided by landlord via a Power Purchase Agreement (PPA) or other agreement as determined by Landlord. Landlord shall install, own, and maintain the on-site generation and sell power directly to the tenants at the Building at a fixed rate to be agreed upon.

(ii)
Landlord may include as Operating Costs payable by Tenant, the cost of certain capital improvements intended to improve energy efficiency in operating and/or capital expenses of leaseable space. The amount passed through by Landlord to Tenant in any one year shall not exceed the amortized capital cost of that improvement over the expected life cycle term of that improvement (plus Interest at the Interest Rate) and shall not exceed in any year the amount of Operating Costs actually saved by that improvement.

(c)
Reduce Water Consumption
(i)
Tenant agrees to the installation of water meters or check meters in respect of the Tenant’s consumption of water, at Tenant’s sole cost and expense, payable as Additional Rent under this Lease.

(ii)
Where potable water usage is not a necessity, Tenant acknowledges and consents to the use of treated recycled or treated natural water in washrooms and in other applications within and around the Building.
(iii)
Tenant consents to rainwater collection, treatment and reuse by Landlord as non-potable from time to time. Tenant consents to the use of water-saving appliances, such as waterless urinals, and other equipment as may be otherwise consistent with the Environmental Objectives.
(d)
Recycled Materials Usage
(i)
Tenant shall be entitled to use recycled materials in its Leasehold Improvements and Alterations if so permitted either pursuant to the Sustainable Design Criteria Manual, or as may be consented to by Landlord, acting reasonably.

(ii)
Tenant shall be entitled to use recycled furniture, fixtures and equipment in the Premises to the extent consistent with the Environmental Objectives and the Sustainable Design Criteria Manual.
(iii)
Tenant agrees to recycle or cause its contractor to recycle as much as possible any waste created in the demolition of existing Leasehold Improvements or Alterations within the Premises so as to minimize the amount of waste ending in landfill. Landlord reserves the right to monitor and measure the amount of waste leaving the Building from the Premises and going to landfill from time to time. If available, Landlord agrees to provide to Tenant a staging area for the sorting and recycling of materials during construction.

(iv)
Tenant agrees to consider locally sourced materials where possible in the completion of Leasehold Improvements and any subsequent Alterations, consistent with the terms as set out in the Sustainable Design Criteria Manual.

(e)
Tenant Certifications
(i)
Landlord will use commercially reasonable efforts to co-operate with Tenant, at Tenant's sole cost, in the certification of the Premises pursuant to any rating scheme, such as ASHRAE standard

189.1 LEED CI standard (as specified by the U.S. Green Building Council until adopted by the Canada Green Building Council) or equivalent standard as Landlord may agree to, acting reasonably.

(ii)
Tenant agrees to provide all reasonable information required by Landlord consistent with the accreditation or certifications contained in the Environment Management Plan, in a form acceptable to Landlord, acting reasonably, within ten (10) days of request.

SECTION 3 - ENVIRONMENTAL ASSESSMENT AND REPORTING

3.1 Landlord and Tenant, each acting reasonably and in good faith, agree to cooperate from time to time in determining compliance with the Environmental Objectives and in modifying such Environmental Objectives from time to time. Landlord and Tenant agree to meet as required by Landlord from time to time, acting reasonably (and not more than twice per year), in order to determine and discuss the achievement of the Environmental Objectives for the Building and the Premises and any further steps that could be taken to achieve the Environmental Objectives.